UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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SXC Health Solutions Corp.

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NOTICE OF MEETING AND
PROXY CIRCULAR AND PROXY STATEMENT

Annual Meeting
of
Shareholders

To Be Held
May 12, 2008

SXC HEALTH SOLUTIONS CORP.
2441 Warrenville Road, Suite 610
Lisle, Illinois, 60532-3642

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting (the “Meeting”) of shareholders of SXC Health Solutions Corp. (the “Company”) will be held at the Marriott Downtown, 540 North Michigan Avenue, Chicago, Illinois 60611, on Monday, May 12, 2008 at 4:30 p.m. (Chicago time) for the following purposes:

(a) to receive the Annual Report of the Company which contains the financial statements of the Company for the fiscal year ended December 31, 2007 and the report of the auditors thereon;

(b) to elect directors;

(c) to re-appoint auditors; and

(d) to transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The directors of the Company have fixed the close of business on March 25, 2008 as the record date for the determination of the shareholders of the Company entitled to receive notice of the Meeting.

DATED at Lisle, Illinois, as of April 18, 2008.

BY ORDER OF THE BOARD

/s/  Jeffrey Park
Jeffrey Park
Chief Financial Officer and
Senior Vice President, Finance

This proxy circular and proxy statement is being issued on behalf of Management and the Board of Directors in connection with the Meeting scheduled for May 12, 2008. This proxy circular and proxy statement and accompanying proxy card are first being mailed to shareholders on or about April 18, 2008.

Shareholders who are unable to attend the Meeting in person and who wish to ensure that their shares are voted at the Meeting, are requested to date, sign and return in the envelope provided for that purpose, the enclosed form of proxy.

All instruments appointing proxies to be used at the Meeting or at any adjournment or postponement thereof must be deposited with the Company’s registrar and transfer agent, CIBC Mellon Trust Company / Mellon Investor Services, LLC, at least 48 hours prior to the commencement of the Meeting or any adjournment or postponement thereof or with the Chairman of the Meeting prior to the commencement of the Meeting or any adjournment or postponement thereof.

PROXY CIRCULAR AND PROXY STATEMENT

SXC HEALTH SOLUTIONS CORP.

PROXY CIRCULAR AND PROXY STATEMENT

SOLICITATION OF PROXIES

This Proxy Circular and Proxy Statement is furnished in connection with the solicitation of proxies by management (“Management”) and the Board of Directors (the “Board of Directors” or “Board”) of SXC Health Solutions Corp. (the “Company” or “SXC”) for use at the Annual Meeting of Shareholders (the “Meeting”) of the Company to be held on Monday, May 12, 2008 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders (“Notice of Meeting”). The information contained herein is given as of the date hereof, except as otherwise noted herein. It is expected that the solicitation of proxies will be primarily by mail. However, proxies may also be solicited by telephone, facsimile or in person by employees of the Company. The total cost of the solicitation will be borne by the Company.

The Company will pay the reasonable costs incurred by persons who are the registered but not beneficial owners of SXC common shares (“common shares”) (such as brokers, dealers and other registrants under applicable securities law and nominees and custodians) in sending or delivering copies of the Notice of Meeting, Proxy Circular and Proxy Statement and form of proxy to the beneficial owners of common shares that are registered in the names of such persons. Payments will be made upon receipt of an appropriate invoice. The Company will furnish to such persons, upon request to the Secretary of the Company, at the U.S. corporate headquarters of the Company 2441 Warrenville Road, Suite 610, Lisle, Illinois, 60532-3642, (Tel. 1-800-282-3232) or the registered office of the Company, 204 Black Street, Suite 300, Whitehorse, Yukon Territory, Canada, Y1A 2M9 (Tel. 867-668-5252), and without additional cost, additional copies of the Notice of Meeting, Proxy Circular and Proxy Statement and form of proxy.

Unless otherwise indicated, all dollar amounts in this document are in United States dollars.

PROXIES AND VOTING

Shareholders who are unable to attend the Meeting in person and who wish to have their common shares voted at the Meeting are requested to date, sign and return, in the envelope provided for that purpose, the enclosed form of proxy. Proxies must be deposited (i) with the Company’s transfer agent and registrar, CIBC Mellon Trust Company / Mellon Investor Services, LLC, at least 48 hours prior to the commencement of the Meeting or any adjournment or postponement thereof, or (ii) with the Chairman of the Meeting prior to the commencement of the Meeting or any adjournment or postponement thereof, in order for the common shares represented thereby to be voted at the Meeting or any adjournment or postponement thereof.

The common shares represented by any proxy will be voted for or withheld from voting with respect to the matters described herein in accordance with the instructions provided in any such proxy. In the absence of any specification, such proxies will be voted FOR the election of directors and FOR the appointment of auditors.

The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to amendments to matters identified in the Notice of Meeting or other matters that may properly come before the Meeting. The Company knows of no other matters to come before the Meeting other than matters referred to in the Notice of Meeting. If any matters which are not now known should properly come before the Meeting or if any amendments or variations to the matters referred to in the Notice of Meeting are presented for consideration at the Meeting, the forms of proxy will be voted on such matters, amendments and variations in accordance with the best judgment of the person voting the proxy.

A shareholder has the right to appoint a person (who need not be a shareholder) as proxy holder to attend and act on his or her behalf at the Meeting other than the representatives of Management and the Board of Directors designated in the enclosed form of proxy. The shareholder may exercise this right by inserting the name of the nominee in the space provided in the enclosed form of proxy or may complete another appropriate form of proxy, and in each case delivering the completed proxy in the manner set forth above.

Voting Procedures

In the case of the votes for the election of directors and the appointment of the independent auditors, proxies may be marked “FOR” or “WITHHOLD.” On these matters, common shares represented by proxies marked “WITHHOLD” will be counted as having been withheld from voting.

Quorum Requirement

The required quorum for the transaction of business at the Meeting is at least two persons present in person and representing in their own right, or by proxy, or as a duly authorized representative of any registered shareholder that is a body corporate or other legal entity, at least 25% of the Company’s outstanding common shares entitled to vote at the meeting. Common shares represented by proxies marked “WITHHOLD” and proxies returned as broker “non-votes” will be considered present for quorum purposes.

NON-REGISTERED HOLDERS

Only registered holders of common shares of the Company or the person(s) they appoint as their proxy holder are permitted to vote at the Meeting. However, in many cases, common shares of the Company beneficially owned by a holder are not registered in the name of the holder (a “Non-Registered Holder”) but are rather registered either (a) in the name of an intermediary (an “Intermediary”) that the Non-Registered Holder deals with in respect of the common shares or (b) in the name of a clearing agency (such as The Depository Trust Company or The Canadian Depository for Securities Limited) of which the Intermediary is a participant (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSP’s, RRIF’s, RESP’s and similar plans). In accordance with applicable securities laws, the Company has distributed copies of the Notice of Meeting, this Proxy Circular and Proxy Statement, a form of proxy and the Company’s Annual Report (collectively the “Meeting Materials”) to the clearing agencies and Intermediaries for onward distribution to Non-Registered Holders.

Intermediaries are required to forward the Meeting Materials to Non-Registered Holders. Very often, Intermediaries will use service companies to forward the Meeting Materials to Non-Registered Holders. Generally Non-Registered Holders will either:

(a) be given a form of proxy which is not signed by the Intermediary and which, when properly completed and signed by the Non-Registered Holder and returned to the Intermediary or its service company, will constitute voting instructions (often called a “voting instruction form” or a “proxy authorization form”) which the Intermediary must follow. Typically, the Non-Registered Holder will also be given a page of instructions which contains a removable label containing a bar code and other information. In order for the form of proxy to be validly constituted, the Non-Registered Holder must remove the label from the instructions and affix it to the form of proxy, properly complete and sign the form of proxy and submit it to the Intermediary or its service company in accordance with the instructions of the Intermediary or its service company; or

(b) less typically, be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature), which is restricted as to the number of common shares beneficially owned by the Non-Registered Holder but which is otherwise not completed. Because the Intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the Non-Registered Holder when submitting the proxy. In this case, the Non-Registered Holder who wishes to submit a proxy should otherwise properly complete the form of proxy and deliver it to CIBC Mellon Trust Company / Mellon Investor Services, LLC, as provided under “Proxies and Voting” above.

In either case, the purpose of this procedure is to permit Non-Registered Holders to direct the voting of the common shares of the Company which they beneficially own. Should a Non-Registered Holder who receives either form of proxy wish to vote at the Meeting in person (or have another person attend and vote on behalf of the Non-Registered Holder), the Non-Registered Holder should strike out the names of the persons named in the proxy and insert the Non-Registered Holder’s (or such other persons’) name in the blank space provided. In either case, Non-Registered Holders should carefully follow the instructions of their Intermediary, including those regarding when and where the form of proxy is to be delivered.

REVOCATION OF PROXIES

Any shareholder who has given a proxy may revoke it by depositing an instrument in writing executed by him or her or by his or her attorney authorized in writing at the U.S. corporate headquarters of the Company, 2441 Warrenville Road, Suite 610, Lisle, Illinois, 60532-3642, or the registered office of the Company, 204 Black Street, Suite 300, Whitehorse, Yukon Territory, Canada, Y1A 2M9, (Tel. 867-668-5252), to the attention of the Secretary, on or before the last business day preceding the day of the Meeting or any adjournment or postponement thereof or, as to any matter upon which a vote has not already been cast pursuant to the authority conferred by such proxy, with the Chairman of the Meeting on the day of the Meeting or any adjournment or postponement thereof, or by any other manner permitted by law.

SHAREHOLDER PROPOSALS FOR THE COMPANY’S 2009 ANNUAL MEETING

If you want to propose any matter for a vote by the Company’s shareholders at the Company’s 2009 annual meeting of shareholders, you must send your proposal to the Secretary of the Company at the following address: 2441 Warrenville Road, Lisle, Illinois 60532-3642. The Company may omit your proposal from next year’s proxy circular and proxy statement under applicable United States securities laws if it is not received by the Company’s Secretary at the address noted above by December 19, 2008 and may omit your proposal from next year’s proxy circular and proxy statement under applicable Yukon corporate law if, among other things, it is not received by the Company’s Secretary at the address noted above by February 11, 2009.

FINANCIAL STATEMENTS AND AUDITORS’ REPORTS

At the Meeting, we will submit to you the Company’s consolidated financial statements for the year ended December 31, 2007 and the related report of our auditors. No vote will be taken regarding the financial statements.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS THEREOF

As at the close of business on March 25, 2008 (the “record date”), SXC had 21,014,941 common shares outstanding. Each holder of common shares is entitled to one vote for each common share registered in such holder’s name as at the close of business on the record date.

In accordance with the Business Corporations Act (Yukon), if a shareholder transfers ownership of any of their common shares after the record date, the transferee may be entitled to vote the common shares at the Meeting. To gain entitlement to vote those common shares, the transferee must produce properly endorsed common share certificates or otherwise establish that the transferee owns the common shares, and must demand not later than 10 days before Meeting, or any shorter period before the Meeting that the bylaws of the Company may provide, that the transferee’s name be included in the list of shareholders before the Meeting.

The following table sets forth certain information, as of March 25, 2008 concerning the persons or entities known to us to be beneficial owner of more than 5% of the common shares as well as the number of common shares that our directors and executive officers own. Except as otherwise indicated below, each of the entities or persons named in the table has sole voting and investment power with respect to all common shares beneficially owned set forth opposite their name. Percentage ownership is based on an aggregate of 21,014,941 common shares outstanding on March 25, 2008. Unless otherwise indicated, the business address of each stockholder listed below is SXC Health Solutions Corp., 2441 Warrenville Rd, Suite 610, Lisle, Illinois 60532.

		Number of Shares	Percentage
Name and Address of Beneficial Owner	Title of Class	Beneficially Owned	of Class

Principal Stockholders:
Federated Investors, Inc.(1)	Common Shares	1,214,700	5.78%
Federated Investors Tower 5800 Corporate Drive Pittsburgh, PA 15222
Acuity Investment Management, Inc.(2)	Common Shares	3,291,400	15.66%
40 King Street West Scotia Plaza, 56th Floor Toronto, ON M5H 3Y2 Canada
Covington Fund II Inc.(3)	Common Shares	1,331,405	6.34%
200 Front Street West, Suite 3003 Toronto, ON A6 M5V 3K2

			Aggregate Stock Option Grants
			Exercisable within 60 Days of	Percentage
Name of Beneficial Owner	Title of Class	Shares	March 25, 2008	of Class

Terrence C. Burke	Common Shares	—	22,500	**
Steven D. Cosler	Common Shares	2,000	7,500	**
William J. Davis	Common Shares	—	7,500	**
Anthony R. Masso	Common Shares	—	—	**
Philip R. Reddon*	Common Shares	*	—	*
Curtis J. Thorne	Common Shares	—	—	**
Gordon S. Glenn	Common Shares	178,224	391,668	2.7%
Mark Thierer	Common Shares	23,830	173,334	**
Jeffrey Park	Common Shares	965	118,334	**
John Romza	Common Shares	37,893	146,667	**
Mike Bennof	Common Shares	40,701	124,918	**
Other executive officers	Common Shares	—	81,667	**

All executive officers and directors as a group (13 persons)	Common Shares	283,613	1,074,088	6.1%

*	Mr. Reddon is an officer of Covington Fund II Inc., which manages or advises various funds and which beneficially owns 1,331,405 common shares of the Company. Mr. Reddon disclaims beneficial ownership of these shares.

**	Less than 1% owned.

(1)	This information is based upon the Schedule 13G filed by Federated Investors, Inc. with the Securities and Exchange Commission on February 13, 2008. Federated Investors, Inc. has reported therein that it has sole investment and voting discretion over 1,214,700 common shares.

(2)	This information is based upon the Schedule 13G/A filed by Acuity Investment Management, Inc. with the Securities and Exchange Commission on February 14, 2008. Acuity Investment Management, Inc. has reported therein that it has sole investment discretion over 3,291,400 common shares, sole voting power over 2,442,450 common shares and shared voting power over 848,950 common shares.

(3)	This information is based upon information reported on System for Electronic Disclosers by Insiders (Sedi.ca) on February 21, 2008.

MATTERS TO BE ACTED UPON AT THE MEETING

1.	Election of Directors

The articles of the Company provide that the Company shall have a minimum of three and a maximum of ten directors. The number of directors is currently set at eight. The directors elected at the Meeting will hold office until the close of the next annual meeting or until their successors are elected or appointed, whichever occurs first. In the absence of contrary instructions, the persons named in the form of proxy for use by the shareholders intend to vote FOR the election of the persons indicated below as directors. The Company does not contemplate that any of the proposed nominees will be unable to serve as a director, however, if that should occur for any reason prior to the Meeting, the persons named in the enclosed form of proxy will vote for the election of another person or persons in their discretion.

Pursuant to Yukon corporate law, there is a plurality vote standard for the election of directors to the Board. As there are eight nominees identified below and the Company’s board size has been set at eight, all of the nominees identified below will be elected to the Board unless additional nominees are proposed and one or more of such additional nominees receive a greater number of votes than one or more of the nominees identified below. The results of the election of directors at the Meeting will be determined and certified by the scrutineers for the Meeting.

IF YOU PROPERLY COMPLETE AND RETURN THE ENCLOSED FORM OF PROXY, YOUR COMMON SHARES WILL BE VOTED FOR THE NOMINEES LISTED BELOW UNLESS YOU SPECIFICALLY INSTRUCT OTHERWISE.

IF YOU PROPERLY COMPLETE AND RETURN THE ENCLOSED FORM OF PROXY AND ANY OF THE NOMINEES LISTED ON THE FORM OF PROXY IS FOR ANY REASON UNAVAILABLE TO SERVE, YOUR PROXYHOLDER AT THE MEETING MAY CHOOSE TO VOTE FOR ANOTHER QUALIFIED NOMINEE. WE HAVE NO REASON TO BELIEVE THAT ANY NOMINEE WILL BE UNAVAILABLE TO SERVE.

The following table, the notes thereto and the professional biographies immediately following such table set forth the names and respective municipalities of residence of the persons proposed to be nominated for election as directors, their principal occupations, all positions and offices with the Company presently held by them and the date on which they were first elected or appointed as directors.

Name and Municipality of
Residence	Principal Occupation	Date First Became a Director

Terrence C. Burke(1)(4) Easton, MD	Independent Consultant	August 24, 1999
William J. Davis(2)(3) Hinsdale, IL	Chief Financial Officer, Allscripts Healthcare Solutions, Inc.	January 23, 2007
Gordon S. Glenn McKinney, TX	Chairman and Chief Executive Officer of the Company	August 24, 1999
Philip R. Reddon(2)(3) Burlington, Ontario	Managing Director, Covington Capital Corporation	May 11, 2005
Mark A. Thierer Barrington, IL	President and Chief Operating Officer of the Company	February 14, 2006
Steven Cosler(1)(4) Winter Park, FL	Operating Partner, Water Street Healthcare Partners	August 1, 2007
Curtis Thorne(2)(3) Nashville, TN	President and Chief Executive Officer, MedSolutions, Inc.	September 17, 2007
Anthony Masso(1)(4) Royal Oak, MD	President and Chief Executive Officer, Consortium Health Plans, Inc.	September 17, 2007

(1)	Member of the Nominating Committee.

(2)	Member of the Corporate Governance Committee.

(3)	Member of the Audit Committee.

(4)	Member of the Compensation Committee

Terrence C. Burke, 66, has been a director for us since August, 1999. Mr. Burke is a Director and consultant of Chinook Wind Development since 1995, which serves emerging healthcare companies and a strategic advisor to healthcare organizations. He currently holds directorships with two healthcare-related technology companies. Mr. Burke has served on the boards of several healthcare industry associations, including Federation of American Health Care Systems, Group Health Association of America and the National Association of Employers on Health Care. Mr. Burke has a B.A. in History from the University of Washington.

Mr. Burke has significant experience in the managed care and indemnity insurance industry in the U.S. and for the past several years has been an industry consultant. He has held executive positions with a number of leading managed care companies, which positions include Senior Executive Vice-President of Metrahealth Corporation, Senior Vice-President, Field Operations, Specialty Companies (including pharmacy management) & Planning and Development of Aetna Corporation and President of CIGNA Health Plans as well as Senior Vice-President, National Operations of Cigna Corporation.

William J. Davis, 40, has been a director for us since January, 2007. Mr. Davis is currently the Chief Financial Officer of Chicago-based healthcare information technology provider Allscripts Healthcare Solutions, Inc. Mr. Davis joined Allscripts as CFO in October, 2002 and is responsible for all of its financial operations, as well as its human resource and management information system operations. Prior to joining Allscripts, Mr. Davis was the CFO of Lante Corporation, a leading technology consulting firm. Mr. Davis helped lead that company’s initial public offering in February 2000 and its subsequent sale to SBI and Company in September, 2002. From 1991 through 1999, Mr. Davis was in the Technology Group of PricewaterhouseCoopers LLP. Mr. Davis earned his Bachelors degree in Accounting from the University of Cincinnati and his Masters of Business Administration from Northwestern University. Mr. Davis is also a Certified Public Accountant.

Gordon S. Glenn, 59, has been a director for us since August, 1999. Mr. Glenn joined the Company in June, 1998 as President and Chief Operating Officer and was promoted to Chief Executive Officer on September 1, 1998. On November 2, 2006, Mr. Glenn resigned as President of the Company and was appointed Chairman of the Board. Prior to joining SXC, Mr. Glenn enjoyed a 24-year career with Computer Data Systems Inc. (“CDSI”) in Rockville, MD, of which the last eight years he served as President and CEO. A graduate of the University of Kentucky, Mr. Glenn earned his Bachelor of Science degree in Mechanical Engineering. He received a full scholarship from the Union Carbide Corporation and graduated cum laude.

Philip R. Reddon, 42, has been a director for us since March, 2006. Mr. Reddon joined Covington Capital Corporation in 2002, as Managing Director, his responsibilities include analysis of new investment opportunities for Covington and assisting in the management and monitoring of Covington’s existing investments.

Prior to joining Covington, Mr. Reddon spent six years at Bank of Montreal Capital Corporation (“BMO Capital”) as Managing Director for a private equity fund. He was head of the Technology Investment team, and sat on the investment committee, which was involved in the investment and approval process for over 60 companies. In his role at BMO Capital, he sat on the boards of eight investee companies. Prior to BMO Capital, Mr. Reddon spent six years with the Business Development Bank of Canada.

Mark A. Thierer, 48, has been a director for us since January, 2006. On September 5, 2006, Mr. Thierer was appointed President and Chief Operating Officer of the Company. Prior thereto, Mr. Thierer was the President of Physicians Interactive, a division of Allscripts, Inc. (NASDAQ: MDRX), the leading provider of Electronic Health Records, ePrescribing, and information solutions for physicians, from 2003 to 2006. Physicians Interactive provides clinical information and education to physicians and patients through on-line, interactive programs. Their client base includes leading pharmaceutical, biotechnology, and medical device companies worldwide.

Prior to Allscripts, Mr. Thierer spent ten years with CaremarkRx (NYSE: CMX), where he was a corporate officer and key executive in helping to build Caremark into a pharmacy benefits manager and specialty pharmacy company. In his most recent capacity, Mr. Thierer served as the Senior Vice President, New Ventures, responsible for developing Caremark’s growth strategy. Prior to that role, Mr. Thierer managed Caremark’s retail network operations, trade relations, specialty pharmacy, marketing, field operations, and corporate account functions. Prior to Caremark, Mr. Thierer spent ten years with IBM, managing sales of healthcare information management (HIT) solutions. Mr. Thierer holds a B.S. in Finance from the University of Minnesota and an M.B.A. in Marketing from

Nova Southeastern University in Florida. He also holds the designation of CEBS (Certified Employee Benefits Specialist) from The Wharton School.

Steven Cosler, 52, has been a director for us since August, 2007. Mr. Cosler is currently an Operating Partner at Water Street Healthcare Partners (“Water Street”), a Chicago-based private-equity firm focused exclusively on the healthcare industry. Mr. Cosler joined Water Street in 2006 and prior to that was President and Chief Executive Officer of Priority Healthcare Corporation (“Priority”), a publicly held specialty pharmacy and distributor that was acquired by Express Scripts in October, 2005. Mr. Cosler was employed by Priority from 1996 to 2005, where he held a number of increasingly senior roles, culminating in his appointment as President and Chief Operating Officer in 2001, and President and CEO in 2002, a position he retained until the acquisition.

Before joining Priority, Mr. Cosler held leadership positions at Coresource, Inc., a third party administrator managing healthcare services, and at IBM. Mr. Cosler sits on the board of several privately held healthcare companies including CCS Medical, Inc., Access Mediquip, Inc. and Cydex Pharmaceutical, Inc. Mr. Cosler also sits on the Board of Trustees of two closed-end funds managed by Claymore Securities. He is a graduate of Purdue University with a Bachelor of Science degree in Industrial Management.

Curtis Thorne, 48, has been a director for us since August, 2007. Mr. Thorne is currently the President and Chief Executive Officer of MedSolutions, Inc., a company focused on management of medical imaging services. From 1998 to 2000, Mr. Thorne was its President and Chief Operating Officer. Prior to joining MedSolutions, Mr. Thorne was President and COO of Adesso Specialty Services, a California-based specialty physician management company. Mr. Thorne earned his masters in business administration from the Babcock School of Management at Wake Forest University and a bachelor’s degree in chemistry from the University of North Carolina.

Anthony Masso, 66, has been a director for us since August, 2007. Mr. Masso is currently the President and Chief Executive Officer of Consortium Health Plans, Inc., a national coalition of 19 Blue Cross Blue Shield plans that is focused on building market share of its members amongst major employers and benefits consultants. Prior to Consortium, Mr. Masso was President of StrongCastle LLC, an implementation of strategic business plans for corporate clients from 2000 to 2003. Mr. Masso was also previously President of Litho Group, Inc., and Executive Vice President of Integrated Health Services, Inc from 1994 to 2000. Mr. Masso spent four years as Senior Vice President of the Health Insurance Association of America, where he planned and implemented a transformation of indemnity insurers into managed care networks. As Senior Vice President of Aetna Health Plans, Mr. Masso was responsible for East Coast operations for all HMOs and POS health plans.

2.	Re-Appointment of Independent Registered Public Accountants

KPMG LLP, independent registered public accountants, are the current auditors of the Company. At the Meeting, holders of the common shares will be requested to re-appoint KPMG LLP as the independent registered public accountants of the Company to hold office until the next annual meeting of shareholders or until a successor is appointed. We expect that representatives of KPMG LLP will attend the Annual Meeting, they will have the opportunity to make a statement and will be available to respond to appropriate questions. KPMG LLP have been the Company’s auditors since 1995.

In addition to retaining KPMG LLP to audit our financial statements, we engage them from time to time to perform other services. The table below shows the total fees billed by KPMG LLP for their services to us in 2006 and 2007:

Fee Type	2007	2006

Audit Fees(1)	$869,000	$257,000
Audit Related Fees(2)	459,000	419,000
Tax Fees(3)	—	64,000
All other fees	4,000	—

Total	$1,332,000	$740,000

(1)	Audit fees consist of fees for professional services rendered for the audit of the Company’s annual consolidated Financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings. Audit fees also include fees for professional services rendered for the audits of the effectiveness of internal control over financial reporting during fiscal 2007 and 2006.

(2)	Advice with respect to internal controls over financial reporting of the Company.

(3)	Tax fees consist of fees for professional services rendered for preparation and filing of tax returns.

The Audit Committee has determined that the provision of the non-audit services described above is compatible with maintaining the independence of KPMG LLP.

The Audit Committee has adopted a policy requiring pre-approval by the Audit Committee of all services (audit and non-audit) to be provided to us by our independent registered public accounting firm. In accordance with that policy, the Audit Committee has given its pre-approval for the provision of all audit services performed by KPMG LLP for 2008. All other services must be specifically pre-approved by the Audit Committee or by a member of the Audit Committee to whom the authority to pre-approve the provision of services has been delegated.

The Board of Directors and the Audit Committee recommend a vote “for” the re-appointment of KPMG LLP as independent registered public accountants of the Company until the next annual meeting of shareholders or until a successor is appointed. In the absence of a contrary instruction, the persons designated in the enclosed form of proxy intend to vote FOR the reappointment of KPMG LLP as independent registered public accountants of the Company to hold office until the next annual meeting of shareholders or until a successor is appointed.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee consists of three independent directors. Its duties and responsibilities are set forth in a written charter that is available on www.sxc.com.

In the course of fulfilling its responsibilities during fiscal year 2007, the Audit Committee has:

•	reviewed and discussed with management the audited financial statements for the year ended December 31, 2007;

•	discussed with representatives of the Independent Auditor the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended;

•	received the written disclosures and the letter from the Independent Auditor required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended; and

•	discussed with the Independent Auditor its independence from the Company and management.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

AUDIT COMMITTEE

Philip R. Reddon, Chair
William J. Davis
James A. Ryan

3.	Other Matters

The Company knows of no other matters to be submitted to the shareholders at the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the common shares they represent in accordance with their judgement on such matters.

EXECUTIVE OFFICERS

Our executive officers, and their ages and positions are:

Name	Age	Office and Position Held

Gordon S. Glenn	59	Chairman of the Board and Chief Executive Officer
Mark A. Thierer	48	President and Chief Operating Officer
Jeffrey Park	36	Chief Financial Officer and Senior Vice President, Finance
John Romza	52	Chief Technology Officer and Executive Vice President, Product Development
Mike Bennof	44	Executive Vice President, Healthcare Information Technology
Michael Meyer	52	Senior Vice President, Sales and Marketing
B. Greg Buscetto	46	Senior Vice President and General Manager, informedRx

Gordon S. Glenn, 59, has served as our Chairman of the Board since November 2, 2006. Information about Mr. Glenn’s tenure with us and his business experience is presented under “Matters to be Acted Upon at the Meeting — Election of Directors.”

Mark A. Thierer, 48, has served as our President and Chief Operating Officer since September 5, 2006. Information about Mr. Thierer’s tenure with us and his business experience is presented above under “Matters to be Acted Upon at the Meeting — Election of Directors.”

Jeffrey Park, 36, has served as our Chief Financial Officer since March, 2006. Prior to his appointment, Mr. Park was a member of our board of directors and was Senior Vice President of Covington Capital Corporation, a private equity venture capital firm. Mr. Park, a Chartered Accountant, joined Covington in 1998. Prior to Covington, Mr. Park worked for IBM in several areas of their Global Services Organization.

John Romza, 52, has served as our Executive Vice President of Product Development and Chief Technology Officer since June 2007. Mr. Romza is responsible for the software development, technical infrastructure, and operation activities of our processing centers. Mr. Romza has over 25 years of overall software development experience and 20 years of experience in developing software products for the pharmacy industry. Mr. Romza joined us as a result of our acquisition of ComCoTec in 2001, where he was Vice President, Research and Development.

Mike Bennof, 44, has served as our Executive Vice President of Healthcare Technology since June, 2007.  Mr. Bennof is responsible for executive management and growth of our systems integration and consulting business areas. He is responsible for operations of major accounts including government programs such as Medicare, Medicaid and provincial drug plans in Canada. Mr. Bennof has 18 years in the software and high-technology industries including prior positions with Computer Data Systems Inc. and Decision Systems Technologies, Inc. Mr. Bennof joined us in March, 1999.

Michael Meyer, 52, has served as our Senior Vice President of Sales & Marketing since May, 2004.  Mr. Meyer is responsible for directing the sales and marketing activities for our entire portfolio of products and services. Mr. Meyer has over 20 years of experience in the pharmacy benefit management industry. Before joining us, he was the Vice President of Managed Care Sales for CaremarkRx from January 2001 to April 2004. Prior to his tenure at CaremarkRx, Mr. Meyer served in executive sales roles at Premier Purchasing Partners LP, PCS Health Systems, Inc. and Allscripts, LLC, where he was responsible for various sales and sales management components.

B. Greg Buscetto, 46, has served as our Senior Vice President and General Manager of informedRx since November, 2007. Mr. Buscetto is responsible for the day-to-day operations and expansion of SXC’s PBM business. Greg has more than twenty years of PBM and technology industry experience and joins the Company from ProCareRx where he was Executive Vice President and Chief Operating Officer from January 2001 to November 2007. Greg helped lead ProCareRx’s transition from a claims processor to a full service PBM. Prior to ProCareRx, Mr. Buscetto was Vice President of Sales and Marketing, Domestic and International, at Magnitude Information Systems, Inc., an enterprise application software company in the ergonomics and productivity arena.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

In this Compensation Discussion and Analysis, we address the compensation objectives, policies and practices relating to the 2007 compensation paid or awarded to our Named Executive Officers, or NEOs. Our Named Executive Officers for 2007 were Messrs. Glenn, Thierer, Park, Romza and Bennof. The terms “we”, “our”, and “the company” refer to SXC and not to the Compensation Committee.

Compensation Philosophy and Objectives

The overall compensation program for salaried employees has been designed and is administered to ensure that employee compensation promotes superior job performance and the achievement of business objectives. There are three main objectives of our executive compensation program: first, the maximization of shareholder value over the long term; second, to attract and retain highly qualified executives to ensure that the long-term financial objectives of the Company are met; and third, to provide incentives and reward each executive for his or her contributions to the Company. In particular, the goals of our executive compensation program are to reward past performance, incent future performance, and align executives’ long-term interests with those of investors. The Compensation Committee believes that these objectives can best be accomplished by an executive compensation program that reflects the following four principles:

•	Base salaries should be sufficient to attract and retain qualified management talent, without exceeding competitive practice at similar companies in the healthcare information technology market;

•	Bonus and incentive programs should provide opportunity for significant increases in compensation, based on meeting or exceeding pre-determined company and individual performance targets;

•	A substantial portion of total long-term compensation should reflect performance on behalf of the Company’s shareholders, as measured by increases in the value of the Company stock; and

•	Compensation should be weighted to reflect the performance of the Company compared to its stated goals and relative to selected competitors, taking into consideration, metrics such as, but not limited to, sales growth, margins and earnings per share growth.

Role of Executives in Determining Compensation

The CEO annually reviews the performance of all NEOs based on performance objectives determined by the CEO. The performance objectives are based upon individual performance, business unit financial performance and overall Company financial performance and are approved by the Compensation Committee. The CEO prepares a self-assessment of himself and an assessment of all other NEOs and provides a recommendation regarding base pay increases, incentive compensation awards, and stock option awards. The recommendations submitted by the CEO are reviewed by the Compensation Committee. The Compensation Committee evaluates performance against the performance objectives and solicits feedback from the full board as it relates to the subjective measures. The determination of compensation actions for all NEOs involve thorough processes that include Compensation Committee review and approval of compensation program design and practices, and in depth discussions between the CEO and the Compensation Committee with respect to each NEOs performance. The recommendations submitted by the CEO are reviewed by the Compensation Committee and, based on such reviews; the Compensation Committee provides recommendations to the CEO for revisions. The Compensation Committee determines the compensation program for all NEOs.

The executive compensation program for these individuals is designed to reward performance as measured against financial objectives and subjective performance objectives. These financial performance factors are based upon the Company’s performance in three sub-sectors — Health Care IT, PBM and Retail Pharmacy. Half of the bonus opportunity that the CEO, COO and CFO receive is based on the Company’s performance in each of these sub-sectors compared to the Company’s internal financial budget. The remaining bonus opportunity is based on the Company’s performance in each of these sub-sectors compared to the performance of members of the peer group that operate in each of these sub-sectors. The Compensation Committee approves the total compensation package for the each of the NEOs.

Peer Group Information

The CEO and the Compensation Committee use market data of the peer group as a guide to ensure we are competitive in the market place and to help us attract, retain, motivate and increase long-term shareholder value to SXC. The peer group was determined by our CEO. Companies included in the peer group were selected based on a number of factors, including industry, number of employees, market capitalization, and product and services offerings. The Compensation Committee considers the list prepared by the CEO and assesses the information provided and determines if any modifications or amendments are needed to the peer group for compensation and performance comparisons purposes. The peer group consisted of nine healthcare information technology companies and six Pharmacy Benefit Management companies (PBMs). While many of these organizations are significantly larger than SXC, they were included in the review because they provide industry benchmarks.

The Compensation Committee believes the Companies below to be an appropriate peer group.

Peer Group for Fiscal 2007

AllScripts	Healthcare IT	Caremark	Pharmacy Benefit Managers
Emergis(in CAD)	Healthcare IT	Express Scripts	Pharmacy Benefit Managers
Cemer Corp.	Healthcare IT	HealthExtras	Pharmacy Benefit Managers
Eclipsys	Healthcare IT	BioScrip Inc	Pharmacy Benefit Managers
Quovadx	Healthcare IT	National Medical Health Card	Pharmacy Benefit Managers
ProxyMed	Healthcare IT	Medco	Pharmacy Benefit Managers
Trizetto Group	Healthcare IT
McKesson	Healthcare IT
Retail Pharmacy
Emdeon	Healthcare IT

We reviewed our relative position among the companies included in the peer group with respect to market capitalization, revenue, net income, employees, earnings per share, and one and three year stockholder return and, based on our review; we were in the lower quartile of the peer group.

In recommending the compensation package for our NEOs, the CEO prepares competitive market data based upon public records of members of our peer group. The competitive market data is one factor used in determining recommendations for the other NEOs. In making recommendations, the CEO considers, among other factors, the Company’s ability to replace the individual in the event of the executive’s departure, size of the organization under the executive’s control including the number of employees, revenue and profitability under the executive’s control, the amount received by others in relatively similar positions, and title. The competitive market data is used as a guide for compensation decisions and the CEO and the Compensation Committee do not target compensation at any particular point against the peer group.

Elements of Compensation and Rationale for Pay Mix

A variety of compensation elements are used to achieve the Company’s goals, including base salary, annual incentive compensation awards and stock option awards, all of which are discussed below. The Compensation Committee relies on its yearly assessment of the performance and business judgment of the CEO, and, in turn, upon the CEO’s assessment regarding the individual performance of the other NEOs and each NEO’s impact on the Company’s overall financial performance, to determine the amount and types of compensation awarded to executives. Factors influencing the Compensation Committee’s assessment include:

•	Our analyses of competitive compensation practices;

•	The Committee’s subjective evaluation of the CEO and other NEOs;

•	The Company’s actual financial performance compared to plan and the role the individual executive played and contribution, such as sales growth, margin, operating expenses and customer satisfaction;

•	Operational management, such as project milestones and process improvements;

•	The NEO’s effectiveness in implementing and delivering the Company’s operational and strategic goals established for the NEO at or around the beginning of the fiscal year;

•	The level of the NEO’s responsibilities within the Company, along with their individual expertise, skills and knowledge;

•	Leadership, including developing and motivating employees, collaborating within SXC, attracting and retaining employees and personal development; and

•	Labor market conditions, the need to retain and motivate, the potential to assume increased responsibilities and the long-term value to SXC.

We do not have a pre-defined framework that determines which of these factors may be more or less important, and the emphasis placed on specific factors may vary among the executive officers. Ultimately, it is the Committee’s judgment of these factors along with competitive market data from our peer group that form the basis for approving the total compensation package for each NEO. In determining total compensation packages for the Company’s Executives, the Compensation Committee considers each executive’s current salary and previous year’s bonus and the need to establish a balance between incentives for long-term and short-term performance.

Base Salaries

The Compensation Committee annually reviews the base salaries of the NEOs, including the CEO, and considers increases based on Company profitability, competitive salaries, position, responsibility and individual qualifications and performance. A component of this review is a comparison of current salaries against those reported for comparable positions in the Company’s peer group. The Compensation Committee also factors in internal salary levels within the Company, both with respect to other executive officers and senior employees. Base salaries may be adjusted at the Committee’s discretion when competitive data indicate a significant market lag or in recognition of outstanding individual performance or an increase in the executive’s functional responsibilities.

The salaries that the Company paid to Messrs, Glenn, Thierer, Park, Romza, and Bennof during fiscal 2007 are shown in the “2007 Summary Compensation Table.” The salary increases paid in 2007 to the NEOs were based upon cost of living increases.

Annual Bonus

Executives and certain other key personnel are eligible for cash bonuses after the end of each fiscal year. The bonus program is approved by the Compensation Committee. The Board of Directors, upon the recommendation of the Compensation Committee, determines the bonus for the CEO. The CEO’s bonus is based on the Company’s overall performance and financial results, including its achievement of goals pertaining to revenue growth, Adjusted EBITDA margin%, and EPS growth, relative performance of the Company to competitors, as well as certain individual goals. These factors are weighted and then the Company’s and the CEO’s fulfillment of these goals are evaluated. Bonuses for other executive officers are recommended by the CEO and then submitted to the Compensation Committee for its approval. The bonuses for the other NEOs are based on similar company-wide criteria as those used for the CEO, although individualized goals are customized. In making its final determinations, the Compensation Committee determines how each NEO contributed to the Company’s achievement of its goals as well as each NEO’s fulfillment of his individual goals.

The CEO’s bonus opportunity is based on the achievement of (i) the Company’s financial performance factors, which represents 60% of the CEO’s bonus opportunity, and (ii) individual performance factors, which represents 40% of the CEO’s bonus opportunity. The Company’s financial performance factors are based upon the Company’s performance in three sub-sectors — Health Care IT, PBM and Retail Pharmacy. Half of the financial performance bonus opportunity is based on the Company’s performance in each of these sub-sectors compared to the Company’s internal financial budget. The remaining bonus opportunity is based on the Company’s performance in each of these sub-sectors compared to the performance of members of the peer group that operate in each of these sub-sectors.

		Company	Peer Group	Target @	Maximum @
CEO Measures	Weight	Performance	Performance	80% of Base	200% of Base

Individual Performance	40%			$96,000	$240,000
Financial Performance Factors	60%
HealthCare IT		20%	20%	$57,600	$144,000
PBM		25%	25%	$72,000	$180,000
Retail Pharmacy		5%	5%	$14,400	$36,000

	100%	50%	50%	$240,000	$600,000

The COO and CFO are evaluated using the same two principal components and formula as the CEO, noted above, except that the COO and CFO have a maximum bonus of 150% of their base salary.

The other two NEOs cash incentive compensation is based upon i) achievement of individual objectives (50%); and ii) the individual’s contributions to the Company’s achievement of its revenue and adjusted EBITDA targets (50%). The achievement of the Company’s revenue and adjusted EBITDA targets are each weighted equally in evaluating the individual’s contribution to the Company’s achievement of such targets.

The Company did not achieve individual or minimum financial threshold performance factors and, therefore, no payouts were made to the CEO, COO or CFO under our annual bonus plan for 2007. Mr. Romza and Mr. Bennof received a payout under the 2007 annual bonus plan of $25,000 each as a result of achieving individual or financial threshold performance factors.

Executive Incentive Grants

The Compensation Committee believes that stock ownership and the amount or level of ownership by the Company’s NEOs is an important link to motivate the NEOs by the potential appreciation in our stock price. The Compensation Committee has historically awarded stock options because of its belief that stock options have the strongest tie to stock price performance and, therefore, such awards align the interests of the Company’s NEOs with those of our stockholders. The Compensation Committee does not have formal stock ownership guidelines, except to ensure that NEOs maintain meaningful equity stakes in the Company. All option awards are made pursuant to the provisions of an incentive stock option plan (the “Stock Option Plan”) approved by the Company’s stockholders. Performance-based awards are generally determined in conjunction with the annual performance review process, which occurs in February and March of each year concurrently with the compilation of Corporate performance data. Each individual has a performance plan comprised of both individual and financial objectives, which are weighted during the review process. The assessments prepared by the CEO are used to determine any incentive compensation equity awards and to support any recommendations for options grants. The Compensation Committee reviews the assessments and options are awarded on a discretionary basis.

Options grants may be awarded on a discretionary basis in conjunction with a significant promotion, such as to an executive level position, or as a retention strategy. In both cases, the intention is both to reward the individual’s contributions to date and to solidify the individual’s commitment as a key leader/owner of the organization. Options grants may also be distributed as part of a specific recruitment strategy, specifically to provide competitive total compensation packages for individuals who will fill key senior level positions in the Company. The number of options granted will vary based on the targeted total compensation package.

The Stock Option Plan

As noted previously, all option awards are made pursuant to the provisions of the Stock Option Plan. The Stock Option Plan was established for the purpose of encouraging officers, employees, directors and service providers of the Company to participate in the growth and development of the Company. The Stock Option Plan currently provides that there will be a maximum of 3,937,500 common shares available for issuance (of which 454,311 remain available at December 31, 2007) and any increase in such maximum number of common shares will require approval of the holders of the common shares. The aggregate number of common shares reserved for issuance to insiders of the Company is not to exceed 10% of the aggregate number of common shares outstanding, and the aggregate number of common shares that may be issued to insiders in any one year period may not exceed 10% of the number of common shares outstanding. The aggregate number of common shares reserved for issuance to any one person under the Stock Option Plan and any other share compensation arrangement is not to exceed 5% of the aggregate number of the common shares outstanding.

The Compensation Committee oversees the administration of the Stock Option Plan and reports its oversight to the Board of Directors and, subject to the foregoing limitations, grants under the Stock Option Plan will be at the discretion of such committee.

Post-Termination Compensation

The employment agreements with each of our NEOs provides for severance benefits following certain terminations of employment from the Company. We provide these severance benefits because many of the companies with which we compete for executive talent provide similar benefits and these benefits are therefore necessary for retention and recruitment purposes. In the event a change in control, the severance benefits are payable only upon a so-called “double trigger.” This means that severance benefits are triggered within 12 months after the change in control only when the NEO’s employment with the Company is terminated with that period. Please see the “Employment Agreements” and “Potential Payments upon Termination or Change in Control” sections of this Item 11 for a description and amounts of the severance benefits to be paid following each NEO’s termination of employment.

Retirement Plans

The Company provides a 401(k) plan to its employees, including the NEOs. The Company’s NEOs participate on the same terms as all other eligible Company employees. The Company matches 50% of the first 4% of eligible earnings contributed by an employee, to his or her account under the plan.

Perquisites

The Company provides NEOs with perquisites that the Company and the Compensation Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract, retain and motivate superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites provided to its NEOs. Perquisites include the following:

Automobile Allowance — The Company provides each of its NEOs with an annual automobile allowance of $6,000.

Relocation Assistance — The Company provided Mr. Bennof with a relocation allowance of $35,000 for the purpose of securing a residence in geographical proximity to the Company’s headquarters in Lisle, Illinois.

Payment of Health Insurance Premiums — The Company provided Mr. Glenn with company-paid health and dental insurance for himself and his selected covered dependents. The value of the premiums over the 12-month period is equal to $11,116; however, since the Company typically covers 80% of the premiums for its employees, the incremental benefit to Mr. Glenn is $2,223.

Executive Group Life — As a supplement to the standard life insurance policy provided to all of the Company’s employees, the Company provided each of the NEOs with a supplemental, $500,000 life insurance policy. The value of the policy to each NEO is $700 per year.

Accounting for Stock Based Compensation

Effective January 1, 2006, the Company was required to recognize compensation expense of all stock-based awards pursuant to the principles set forth in SFAS 123R. Consequently, the Company began recording a compensation expense in its financial statements for stock options and other equity awards granted during fiscal 2006 and thereafter. Despite the accounting change, the Compensation Committee believes that stock options and other forms of equity compensation are an essential component of the Company’s equity strategy, and it intends to continue to offer options as a major portion of its long-term incentives.

Deductibility of Executive Compensation

Under Internal Revenue Code Sections 162(m), a company generally may not deduct compensation in excess of $1,000,000 paid to “covered employees” under Section 162(m). However, “performance based compensation” is exempt from the deduction limit if certain requirements are met. The structure of SXC’s executive compensation program has not historically given rise to Section 162(m) concerns. The Compensation Committee recognizes the desirability of preserving the deductibility of payments made to the NEOs and will continue to assess the impact of Section 162(m) on its compensation practices. However, the Compensation Committee believes that it must maintain flexibility in its approach in order to structure a program that is the most effective in attracting, motivating and retaining the Company’s key executives.

Compensation Paid to Our NEOs in 2007

Compensation of the Chief Executive Officer

The overall compensation package of Mr. Glenn, as the CEO, is designed to recognize that the CEO bears primary responsibility for increasing the value of shareholders’ investments. Moreover, the Company’s focus on equity-based awards aligns the interests of the CEO with the interests of shareholders. The CEO’s compensation is intended to be directly related to the Company’s overall performance. For instance, our CEO’s annual bonus plan is determined based on a weighting of 60% for Company-wide financial performance factors and 40% for individual performance factors.

Base Salary.  Mr. Glenn’s base salary in 2007 was $300,000, per the terms of his Employment Agreement dated April 3, 2007 and was increased to $310,000 upon the recommendation of the Compensation Committee.

Annual Bonus.  As discussed previously, Mr. Glenn’s bonus is based substantially on the Company’s achievement of financial performance factors, relative to the corporate performance when compared to select competitors, and individual performance. The financial performance factors are based upon three sub-sectors with half weighted based on the Company’s performance compared to the Company’s internal financial budget and half weighted based upon the Company’s performance compared to the peer group. Mr. Glenn’s target bonus is equal to 80% of his base pay, or $240,000. Mr. Glenn may earn up to 200% of his base pay, based on achievement of the specified performance objectives, as determined by the Compensation Committee. Mr. Glenn did not receive a payout under the 2007 annual bonus plan as a result of not achieving individual or minimum financial threshold performance factors.

Option Awards.  The Compensation Committee, awarded Mr. Glenn 50,000 options in 2007 in accordance with the terms of his employment agreement and to properly reward his contributions, encourage retention, motivate, increase his stock ownership and solidify his commitment to the Company and the interest of our stockholders.

Perquisites.  Mr. Glenn received certain perquisites in 2007. The Company provided Mr. Glenn with an annual automobile allowance of $6,000. The Company provided company-paid health insurance to Mr. Glenn and his covered dependents, with a total value of $11,116; however, since the Company typically covers 80% of the premiums for its employees, the incremental benefit to Mr. Glenn is $2,223. Mr. Glenn received a $500,000 supplemental executive group life policy, valued at $700 per year.

Compensation of the President and Chief Operating Officer

The overall compensation package of Mr. Thierer, as the COO, is designed to recognize that the COO shares responsibility for increasing the value of shareholders’ investments. Moreover, the Company’s focus on equity-based awards aligns the interests of the COO with the interests of shareholders. The COO’s overall compensation is intended to be directly related to the Company’s overall performance (40% weight for individual performance and 60% weight for financial performance factors).

Base Salary.  Mr. Thierer’s base salary in 2007 was $275,000, per the terms of his Employment Agreement dated August 28, 2006. In April, 2007 his base pay was increased to $280,000 upon the recommendation of the Compensation Committee.

Annual Bonus.  Mr. Thierer’s bonus is based substantially on the Company’s achievement of financial performance factors, relative corporate performance when compared to select competitors, and individual performance. The financial factors are based upon three sub-sectors with half weighted based on the Company’s performance and half weighted based upon the peer group’s performance. The targets are weighted and sub weighted in order to properly align performance with rewards. Mr. Thierer’s target bonus is equal to 80% of his base pay, or $224,000. Mr. Thierer may earn up to 150% of his base pay, based on achievement of the specified performance objectives, as determined by the Compensation Committee. Mr. Thierer did not receive a payout under the 2007 annual bonus plan as a result of not achieving individual or minimum financial threshold performance factors.

Option Awards.  The Compensation Committee, at its discretion, awarded Mr. Thierer 150,000 options in 2007 to properly reward his contributions, encourage retention, motivate, and solidify his commitment to the Company and the interest of our stockholders. In addition, Mr. Thierer’s award was based upon the Compensation Committee’s desire to increase his stock ownership to a more appropriate level to further align his interest with those of our stockholders.

Perquisites.  Mr. Thierer received certain perquisites in 2007. The Company provided Mr. Thierer with an annual automobile allowance of $6,000. Mr. Thierer received a $500,000 supplemental executive group life policy, valued at $700.

Compensation of the Chief Financial Officer

The overall compensation package of Mr. Park, as the CFO, is designed to recognize that the CFO shares responsibility for increasing the value of shareholders’ investments. Moreover, the Company’s focus on equity-based awards aligns the interests of the CFO with the interests of shareholders. The CFO’s overall compensation is intended to be directly related to the Company’s overall performance (40% weight for individual performance and 60% weight for financial performance factors).

Base Salary.  Mr. Park’s base salary in 2007 was $250,000, per the terms of his Employment Agreement, and was increased to $257,000 upon the recommendation of the Compensation Committee.

Annual Bonus.  Mr. Park’s bonus is based substantially on the Company’s achievement of financial performance factors, relative corporate performance when compared to select competitors, and individual performance. The financial factors are based upon three sub-sectors with half weighted based on the Company’s performance and half weighted based upon the peer group’s performance. The targets are weighted and sub weighted in order to properly align performance with rewards. Mr. Park’s target bonus is equal to 50% of his base pay, or $128,500. Mr. Park may earn up to 150% of his base pay, based on achievement of the specified performance objectives, as determined by the Compensation Committee. Mr. Park did not receive a payout under the 2007 annual bonus plan as a result of not achieving individual or minimum financial threshold performance factors.

Option Awards.  The Compensation Committee, at its discretion, awarded Mr. Park 40,000 options in 2007 to properly reward his contributions, encourage retention, motivate, increase his stock ownership and solidify his commitment to the Company and the interest of our stockholders.

Perquisites.  Mr. Park received certain perquisites in 2007. The Company provided Mr. Park with an annual automobile allowance of $6,000. Additionally, Mr. Park received a $500,000 supplemental executive group life policy, valued at $700.

Compensation of Mr. Romza

The overall compensation package of Mr. Romza, as the Chief Technology Officer and Executive Vice President, Product Development, is designed to recognize that the Mr. Romza shares responsibility for increasing the value of shareholders’ investments. Moreover, the Company’s focus on equity-based awards aligns the interests of Mr. Romza with the interests of shareholders. Mr. Romza’s overall compensation is intended to be directly related to the Company’s overall performance (50% weight for individual performance and 50% weight for financial performance factors).

Base Salary.  Mr. Romza’s base salary in 2007 was $205,000, per the terms of his Employment Agreement. In April, 2007, his base salary was increased to $215,000, upon the recommendation of the Compensation Committee. In June, 2007, Mr. Romza was promoted to Executive Vice President. Per the terms of his Employment Agreement dated June 29, 2007, Mr. Romza’s base salary was increased to $235,000 upon the recommendation of the Compensation Committee.

Annual Bonus.  Mr. Romza’s bonus is based substantially on the Company’s achievement of financial performance factors (50%) and individual performance (50%). The financial factors are based upon revenue targets (50%) and Adjusted EBITDA targets (50%). Mr. Romza may earn up to 65% of his base pay, or $152,750, based on achievement of the specified performance objectives and may receive an additional percentage of his base pay as determined by the Compensation Committee. Mr. Romza received a payout under the 2007 annual bonus plan of $25,000 as a result of achieving individual or financial threshold performance factors.

Option Awards.  The Compensation Committee, at its discretion, awarded Mr. Romza 20,000 options in May, 2007 to properly reward his contributions, encourage retention, motivate, increase his stock ownership and solidify his commitment to the Company and the interest of our stockholders. Under the term of his employment agreement, Mr. Romza was awarded an additional 10,000 options.

Perquisites.  Mr. Romza received certain perquisites in 2007. The Company provided Mr. Romza with an annual automobile allowance of $6,000. Additionally, Mr. Romza received a $500,000 supplemental executive group life policy, valued at $700.

Compensation of Mr. Bennof

The overall compensation package of Mr. Bennof, as Executive Vice President, Healthcare Information Technology is designed to recognize that Mr. Bennof shares responsibility for increasing the value of shareholders’ investments. Moreover, the Company’s focus on equity-based awards aligns the interests of Mr. Bennof with the interests of shareholders. Mr. Bennof’s overall compensation is intended to be directly related to the Company’s overall performance (50% weight for individual performance and 50% weight for financial performance factors).

Base Salary.  Mr. Bennof’s base salary in 2007 was $210,000, per the terms of his Employment Agreement. In April, 2007, his base salary was increased to $220,000, upon the recommendation of the Compensation Committee. In June, 2007, Mr. Bennof was promoted to Executive Vice President. Per the terms of his Employment Agreement dated June 29, 2007, Mr. Bennof’s base salary was increased to $235,000 upon the recommendation of the Compensation Committee.

Annual Bonus.  Mr. Bennof’s bonus is based substantially on the Company’s achievement of financial performance factors (50%) and individual performance (50%). The financial factors are based upon revenue targets (50%) and Adjusted EBITDA targets (50%). Mr. Bennof may earn up to 65% of his base pay, or $152,750, based on achievement of the specified performance objectives and may receive an additional percentage of his base pay as determined by the Compensation Committee. Mr. Bennof received a payout under the 2007 annual bonus plan of $25,000 as a result of achieving individual or financial threshold performance factors.

Option Awards.  The Compensation Committee, at its discretion, awarded Mr. Bennof 25,000 options in May, 2007 to properly reward his contributions, encourage retention, motivate, increase his stock ownership and solidify his commitment to the Company and the interest of our stockholders. Under the terms of his employment agreement, Mr. Bennof was awarded an additional 10,000 options.

Perquisites.  Mr. Bennof received certain perquisites in 2007. The Company provided Mr. Bennof with an annual automobile allowance of $6,000. Additionally, Mr. Bennof received a $500,000 supplemental executive group life policy, valued at $700 and a $35,000 relocation allowance to secure a residence in geographical proximity to the Company’s headquarters in Lisle, Illinois.

Compensation Committee Report

The Compensation Committee of the Board of Directors of the Company oversees the Company’s compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Circular and Proxy Statement.

In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Circular and Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

COMPENSATION COMMITTEE

Terrence Burke, Chair
Steve Cosler
Anthony Masso

2007 Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the Named Executive Officers (“NEOs”) for the fiscal year ended December 31, 2007:

			Option	Non-Equity Incentive	All Other
		Salary	Awards	Plan Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)	($)(2)(3)(4)	($)

Gordon S. Glenn,	2007	310,000	476,000	—	8,817	794,817
Chairman and Chief Executive Officer
Mark Thierer,	2007	280,000	1,428,000	—	11,129	1,719,129
President and Chief Operating Officer
Jeffrey Park,	2007	257,000	380,800	—	11,805	649,605
Senior Vice President, Finance and Chief Financial Officer
John Romza,	2007	235,000	272,700	25,000	10,771	543,471
Executive Vice President, Research & Development and Chief Technology Officer
Mike H. Bennof,	2007	235,000	320,300	25,000	45,217	625,517
Executive Vice President, Healthcare Information Technology

(1)	The amounts are valued based on the fair value recognized for financial statement reporting purposes during 2007 for grants made in 2007 and prior years pursuant to SFAS 123R, except that, in accordance with rules of the SEC, any estimate for forfeitures is excluded from, and does not reduce, such amounts. See Note 8 to the Consolidated Financial Statements for the year ended December 31, 2007 in Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 (the “Annual Report on Form 10-K”) for more information on the relevant assumptions used in calculating these amounts pursuant to SFAS 123R.

(2)	Other compensation primarily consists of the vehicle allowance of $6,000, 401(k) match, and supplemental life insurance policy valued at $700 per year provided to the respective NEOs.

(3)	The Company provided Mr. Bennof with a relocation allowance of $35,000 for the purpose of securing a residence in geographical proximity to the Company’s headquarters in Lisle, Illinois. This allowance was paid directly to Mr. Bennof and was reported as taxable income to Mr. Bennof.

(4)	The Company provided Mr. Glenn with company paid health and dental insurance for himself and selected covered dependents, above the amount typically covered by the Company, incrementally valued at $2,223.

Employment Agreements

The Company enters into employment agreements with executives to attract , retain and motivate superior employees for key positions. The terms of the employment agreements are based upon our analysis , competitive compensation practices and our ability to attract these individuals.

The Company has entered into employment agreements with each of the NEOs (Mr. Glenn, Mr. Thierer, Mr. Park, Mr. Romza and Mr. Bennof). The employment agreements provide for a certain level of severance payments under various scenarios, including termination by the Company without cause, resignation by the NEO for good reason, and change in control. In return, each executive agrees to certain provisions, including non-competition and non- solicitation of customers or employees for a specified period of time post-employment. The Company believes that these employment agreements serve to document a clear understanding between the Company and the NEO regarding the terms and conditions of the Executive’s employment with the Company, as well as the rights and obligations of each party if the employment relationship ends for any reason. The employment agreements provide additional protection to the NEOs in the event of a change in control, including vesting of options and additional severance benefits. By providing such protection to the NEOs, the Company believes it will enable these executives to focus on their duties without distraction in the face of a possible or an actual change in control, and will ensure that our senior executives are motivated to negotiate the best merger or acquisition consideration for the Company’s shareholders.

In 2007, the entire company, including the executives had the employment agreements reviewed and revised to reflect the Company’s desire to ensure adequate non-competes were in place and appropriate severance and change in control provisions were adequate retention tools, and supported the current changes to deferred compensation requirements.

Employment Agreement of the Chief Executive Officer

The Company entered into an employment agreement with Gordon S. Glenn, Chairman and Chief Executive Officer, effective as of April 3, 2007 (the “Glenn Employment Agreement”). The initial term of the Glenn Employment Agreement ends December 31, 2008 with an automatic renewal for successive one year periods unless otherwise terminated. The Glenn Employment Agreement currently provides for an annual base salary of $300,000 (subject to annual review), and for the payment of an annual performance bonus targeted at 80% of such base salary. Mr. Glenn’s base salary was increased to $310,000 during 2007, upon the recommendation of the Compensation Committee. Additionally, the Glenn Employment Agreement provides for a grant of 50,000 options in March, 2007, and for all options held on the effective date of the agreement to vest on the earlier of January 1, 2008, or the termination of the employment period due to the Executive’s resignation or a termination by the Company for any reason. The Glenn Employment Agreement further provides for a monthly car allowance, life insurance and standard health and dental insurance benefits. The Glenn Employment Agreement provides that Mr. Glenn will be entitled to receive a payment for, upon termination by reason of death or disability for incentive compensation bonus, if any, prorated to Mr. Glenn’s date of termination. The Glenn Employment Agreement also provides that Mr. Glenn will be entitled to the greater of: (i) two years base salary, a pro rated payment of his incentive compensation bonus, plus payment of health insurance premiums in the event of termination without cause, resignation for good reason or dissolution of the Company, or (ii) two times the sum of his base salary and two times the average of his last two incentive compensation bonuses, a pro rated payment of his incentive compensation bonus, plus payment of health insurance premiums in the event of a Change in Control of the Company (as such term is defined on the employment agreement). The Glenn Employment Agreement specifies certain post-employment obligations, including (i) non-disclosure of the Company’s trade secrets, confidential and proprietary information at any time; (ii) non-solicitation of the Company’s employees for a period of 12 months following the termination of employment; (iii) non-solicitation of the Company’s customers for a period of 24 months following the termination of employment; and (iv) non-competition for a period of 24 months following the termination of employment.

The Company reviews the executive agreements on an ad hoc basis, and in March 2008, the Compensation Committee recommended a new employment agreement that was approved by the Board of Directors for Mr. Glenn. Mr. Glenn’s agreement was extended for an additional year and the options which had been scheduled to vest on January 1, 2008 had been correspondingly deferred until January 2009. In addition, the termination payments were adjusted to accommodate the target bonus amounts to reflect that the payments for 2007 had been adjusted. The terms of the new agreement are substantially similar to the Glenn Employment Agreement discussed above with the exception of the following changes: (1) the initial term of the new agreement will expire on December 31, 2009, (2) annual base salary of $310,000, (3) all options held on the effective date of the agreement to vest on the earlier of January 1, 2009 or the termination of the employment period by the Company for any reason, (4) severance benefit for Termination Without Cause or Resignation for Good Reason of (i) Mr. Glenn’s incentive compensation bonus, if any, prorated to Mr. Glenn’s date of termination, (ii) a payment equal to two times Mr. Glenn’s annual base salary at the time of termination plus one times the average incentive compensation payments over the previous two years, and (iii) payment of health insurance premiums for Mr. Glenn and his dependents until Mr. Glenn is eligible for Medicare benefits; and (5) severance benefit for a termination arising out of a Change in Control of the Company will include (i) Mr. Glenn’s incentive compensation bonus, if any, prorated to Mr. Glenn’s date of termination, (ii) two times the sum of his base salary at the time of termination, (iii) two times the greater of (A) the average of his last two incentive compensation bonuses, or (B) 80% of the average of the previous two year’s base salary, and (iv) payment of health insurance premiums for Mr. Glenn and his dependents until Mr. Glenn is eligible for

Medicare benefits. The employment agreement further provides that if severance benefits payable after a change in control would be subject to the excise tax imposed by Section 280G and Section 4999 of the Internal Revenue Code, then Mr. Glenn will be entitled to receive an additional cash payment in an amount necessary to pay such taxes.

Employment Agreement of the President and Chief Operating Officer

The Company entered into an employment agreement with Mark Thierer, President and Chief Operating Officer, effective September 2006 (the “Thierer Employment Agreement”). The initial term of the Thierer Employment Agreement ends December 31, 2008 and will be automatically extended for successive two (2) year calendar periods unless otherwise cancelled. The Thierer Employment Agreement currently provides for an annual base salary of $280,000 (subject to annual review) and the payment of an annual performance bonus in an amount equal to a target bonus of 80% of such base salary subject to the fulfillment of certain pre-determined performance objectives. Mr. Thierer’s base salary was increased to $280,000 during 2007, upon the recommendation of the Compensation Committee. In addition, the Thierer Employment Agreement provided for an initial grant of 250,000 options. 100,000 of these options are “guaranteed” options which will vest according to a prescribed schedule and 150,000 options will become fully vested upon fulfillment of certain predetermined performance objectives, as determined by the Compensation Committee. The Thierer Employment Agreement further provides for a monthly car allowance, life insurance benefits, retirement plan participation (including company matching of employee contributions) and standard health and dental insurance benefits. The Thierer Employment Agreement provides that Mr. Thierer will be entitled to receive a payment upon termination by reason of death or disability of Mr. Thierer’s incentive compensation bonus, if any, prorated to Mr. Thierer’s date of termination. Under the Thierer Employment Agreement, upon termination by the Company without cause or his resignation for good reason, Mr. Thierer is entitled to receive his accrued base salary plus a lump-sum payment equal to two times his annual base salary, and a pro rated payment of his incentive compensation bonus, if any. Additionally, the “guaranteed” options would vest on an accelerated schedule. On termination arising out of a change in control (as such term is defined in the agreement), Mr. Thierer is entitled to receive his accrued base salary, plus a lump-sum payment equal to two times his annual base salary and two times the average of his last two incentive compensation bonuses, and a pro rated payment of his incentive compensation bonus, if any. In addition, all of the unvested guaranteed options would vest immediately. The Thierer Employment Agreement specifies certain post-employment obligations, including (i) non-disclosure of the Company’s trade secrets, confidential and proprietary information at any time; (ii) non-solicitation of the Company’s employees for a period of 12 months following the termination of employment; (iii) non-solicitation of the Company’s customers for a period of 24 months following the termination of employment; and (iv) non-competition for a period of 24 months following the termination of employment.

The Company reviews the executive agreements on an ad hoc basis, and in March 2008, the Compensation Committee recommended a new employment agreement that was approved by the Board of Directors for Mr. Thierer. Mr. Thierer’s agreement was extended for an additional year and the termination payments were adjusted to accommodate the target bonus amounts to reflect that the payments made for 2007 had been adjusted. The terms of the new agreement are substantially similar to the Thierer Employment Agreement discussed above with the exception of the following changes: (1) the initial term of the new agreement will expire on January 1, 2009; (2) severance benefit for termination without cause or resignation for good reason of (i) Mr. Thierer’s incentive compensation bonus, if any, prorated to Mr. Thierer’s date of termination, (ii) two times the sum of his base salary at the time of termination plus one times the average of his last two incentive compensation bonuses, (iii) Mr. Thierer and his covered dependents will receive health coverage for a period of eighteen months at the expense of the Company, and (iv) in the event of Mr. Thierer’s termination is on or before December 31, 2008, he would also receive 80% of the average of the previous two year’s base salary; and (3) severance benefit for a termination arising out of a change in control of the Company will receive (i) Mr. Thierer’s incentive compensation bonus, if any, prorated to Mr. Thierer’s date of termination, (ii) two times the sum of his base salary at the time of termination plus two times the greater of (A) the average of his last two incentive compensation bonuses, or (B) 80% of the average of the previous two year’s base salary, and (iii) health coverage for Mr. Thierer and his covered dependents for a period of eighteen months. The employment agreement further provides that if severance benefits payable after a change of control would be subject to the excise tax imposed by Section 280G and Section 4999 of the Internal Revenue Code, then Mr. Thierer will be entitled to receive an additional cash payment in an amount necessary to pay such taxes.

Employment Agreement of the Chief Financial Officer

The Company has also entered into an employment agreement with Jeffrey Park, Senior Vice-President, Finance, Chief Financial Officer and Corporate Secretary, effective October, 2007 (the “Park Employment Agreement”). The initial term of the Park Employment Agreement ends December 31, 2008 and will be automatically extended for successive one (1) year calendar periods unless otherwise cancelled. The Park Employment Agreement currently provides for an annual base salary of $257,000 (subject to annual review) and the payment of an annual performance bonus in an amount equal to a target bonus of 50% of such base salary subject to the fulfillment of certain pre-determined performance objectives. The Park Employment Agreement further provides for a monthly car allowance, life insurance benefits, retirement plan participation (including company matching of employee contributions) and standard health and dental insurance benefits. Under the Park Employment Agreement, on termination by the Company without cause, Mr. Park is entitled to receive a severance payment equal to his then-current annual salary, paid in 24 semi-monthly payments, and a pro rated payment of his incentive compensation bonus, if any. On termination arising out of a change of control (as such term is defined in the agreement), Mr. Park is entitled to receive a lump-sum payment equal to one and one-half times his annual salary plus the average of the previous two incentive compensation payments, and a pro rated payment of his incentive compensation bonus, if any. The Park Employment Agreement specifies certain post-employment obligations, including (i) non-disclosure of the Company’s trade secrets, confidential and proprietary information at any time; (ii) non-solicitation of the Company’s employees for a period of 24 months following the termination of employment; (iii) non-solicitation of the Company’s customers for a period of 24 months following the termination of employment; and (iv) non-competition for a period of 24 months following the termination of employment.

Employment Agreement of Other Named Executives

Mr. Romza

The Company has also entered into an employment agreement with John Romza, Chief Technology Officer and Executive Vice President, Product Development, effective as of June 29, 2007 (the Romza Employment Agreement”). The initial term of the Romza Employment Agreement ends December 31, 2007 with an automatic renewal for successive one year periods unless otherwise terminated. The Romza Employment Agreement currently provides for an annual base salary of $235,000 (subject to annual review), and for the payment of an annual performance bonus targeted at 65% of such base salary. Additionally, the Romza Employment Agreement provides for a grant of 10,000 options. The Romza Employment Agreement further provides for a monthly car allowance, life insurance and standard health and dental insurance benefits. Under the Romza Employment Agreement, on termination by the Company without cause, Mr. Romza is entitled to receive his accrued base salary, a pro rated payment of his incentive compensation bonus, if any, and a severance payment equal to his then-current base salary, paid in 24 semi-monthly payments. On termination arising out of a change of control (as such term is defined in the agreement), Mr. Romza is entitled to receive his accrued base salary, a pro rated payment of his incentive compensation bonus, if any , plus a lump-sum payment equal to (i) two times his annual base salary and (ii) the average of his last two incentive compensation bonuses, and immediate vesting of all unvested options. The Romza Employment Agreement specifies certain post-employment obligations, including (i) non-disclosure of the Company’s trade secrets, confidential and proprietary information at any time; (ii) non-solicitation of the Company’s employees for a period of 24 months following the termination of employment; and (iii) non-solicitation of the Company’s customers for a period of 24 months following the termination of employment.

Mr. Bennof

The Company has also entered into an employment agreement with Michael H. Bennof, Executive Vice-President, and Healthcare Technology Solutions, effective as of June 29, 2007 (the Bennof Employment Agreement”). The initial term of the Bennof Employment Agreement ends December 31, 2007 with an automatic renewal for successive one year periods unless otherwise terminated. The Bennof Employment Agreement currently provides for an annual base salary of $235,000 (subject to annual review), and for the payment of an annual performance bonus targeted at 65% of such base salary. Additionally, the Bennof Employment Agreement provides for a grant of 35,000 options. The Bennof Employment Agreement further provides for a monthly car allowance, life insurance and standard health and dental insurance benefits. Under the Bennof Employment Agreement, on termination by the Company without cause, Mr. Bennof is entitled to receive his accrued base salary, a severance payment equal to his then-current base salary, paid in 24 semi-monthly payments, and a pro rated payment of his incentive compensation bonus, if any. On termination arising out of a change of control (as such term is defined in the agreement), Mr. Bennof is entitled to receive his accrued base salary, plus a lump-sum payment equal to (i) two times his annual base salary and (ii) the average of his last two incentive compensation bonuses, plus a pro rated payment of his incentive compensation bonus, if any, and immediate vesting of all unvested options. The Bennof Employment Agreement specifies certain post-employment obligations, including (i) non-disclosure of the Company’s trade secrets, confidential and proprietary information at any time; (ii) non-solicitation of the Company’s employees for a period of 24 months following the termination of employment; and (iii) non-solicitation of the Company’s customers for a period of 24 months following the termination of employment.

Potential Payments upon Termination or Change in Control

The estimated payments to each Named Executive Officer triggered in the event of an involuntary termination without cause, retirement, death, disability, involuntary termination with cause and voluntary termination, as well as in the event of a change in control of the Company with and without a termination of employment on December 31, 2007, are as follows:

Summary of Potential Payments upon Termination (Fiscal Year 2007)

		Equity Awards	Severance	Other	Total
Name	Termination Scenario	Stock Options ($)	Pay ($)	($)	($)

Gordon S. Glenn(1)	Termination for Cause	3,398	—	108,000	111,398
	Resignation, Death, or Total Disability	3,398	—	108,000	111,398
	Termination without Cause	3,398	620,000	108,000	731,398
	Resignation for Good Reason	3,398	620,000	108,000	731,398
	Termination following Change in Control	3,398	1,735,000	108,000	1,846,398
Mark Thierer(2)	Termination for Cause	—	—	—	—
	Resignation, Death, or Total Disability	—	—	—	—
	Termination without Cause	—	560,000	—	560,000
	Resignation for Good Reason	—	560,000	—	560,000
	Termination following Change in Control	—	660,000	—	660,000
Jeffrey Park(3)	Termination for Cause	—	—	—	—
	Resignation, Death, or Total Disability	—	—	—	—
	Termination without Cause	53,012	257,000	—	310,012
	Resignation for Good Reason	—	—	—	—
	Termination following Change in Control	53,012	500,500	—	553,512
John Romza(4)	Termination for Cause	—	—	—	—
	Resignation, Death, or Total Disability	—	—	—	—
	Termination without Cause	—	235,000	—	235,000
	Resignation for Good Reason	—	—	—	—
	Termination following Change in Control	1,699	592,500	—	594,199
Mike H. Bennof(4)	Termination for Cause	—	—	—	—
	Resignation, Death, or Total Disability	—	—	—	—
	Termination without Cause	—	235,000	—	235,000
	Resignation for Good Reason	—	—	—	—
	Termination following Change in Control	1,699	603,500	—	605,199

(1)	In the event of all termination scenarios presented, all unvested stock options become exercisable. Amounts stated represent the intrinsic value of in-the-money unvested options at December 31, 2007 that would have become exercisable upon the termination event. This amount is calculated using the closing market price of the stock on that date. The “Other” amount represents health coverage premiums to be paid by the Company on behalf of Mr. Glenn beginning upon termination and through the age of 65, which at December 31, 2007 represents six years of payments.

(2)	In the event of a Change in Control, all unvested stock options become exercisable. In the event of Resignation for Good Cause and Termination without Cause on or after December 31, 2007, all unvested options become exercisable. At December 31, 2007, the intrinsic value of all unvested options is nil as the options are out-of-the-money, as calculated using the closing market price of the stock on that date.

(3)	In the event of a Change in Control all unvested options become exercisable. In the event of Termination without Cause all unvested options that would otherwise vest within the twelve month period commencing on the effective date of termination, will become exercisable. Amounts stated represent the intrinsic value of in-the-money unvested options at December 31, 2007 that would have become exercisable, as calculated using the closing market price of the stock on that date.

(4)	In the event of a Change in Control all unvested options become exercisable. Amounts stated represent the intrinsic value of in-the-money unvested options at December 31, 2007 that would have become exercisable, as calculated using the closing market price of the stock on that date.

Effective March 2008, Mr. Glenn entered into a new employment agreement with the Company. The terms pursuant to the new agreement will have the following changes to his estimated payments: in the event of termination without cause or resignation for good reason, Mr. Glenn will receive $1,735,000; and in the event of termination following a change in control of the Company, Mr. Glenn will receive $1,735,000.

Effective March 2008, Mr. Thierer entered into a new employment agreement. The terms pursuant to the new agreement will have the following changes to his estimated payments: in the event of termination without cause or resignation for good reason, Mr. Thierer will receive $685,578; in the event Mr. Thierer’s termination is on or before December 31, 2008, he will receive $909,578; in the event of termination following a change in control of the Company, Mr. Thierer will receive $809,578.

Under the employment agreements, a change in control is generally defined to include the acquisitions by someone other than the Company of more than 50% of the voting power of the outstanding common shares, when the surviving entity of a merger maintains a substantial amount of the voting power or the disposition of all or substantially all of the Company’s assets. Under the employment agreements, a termination arising out of a change in control is generally defined as the resignation of the executive, termination by the Company for cause, or a termination by the Company without cause within 12 months of a change in control.

Under the employment agreements, a resignation for good reason is generally defined as a voluntary termination within 60 days after the Company’s breach of the employment agreement, the Executive is assigned duties that are inconsistent with his or her position or significantly diminish their responsibilities or the relocation of the executive.

Annual Base Pay and Accrued Vacation

Upon termination for any reason, the NEOs listed above are entitled to receive their annual base compensation and accrued but unused vacation time through the termination date.

Incentive Compensation

Upon termination for reasons other than cause, the new employment agreement provides for prorated bonus for change in control termination, Mr. Glenn would be entitled to receive a pro rata amount of the annual bonus he would have received if he remained employed throughout the calendar year. Mr. Glenn is not entitled to receive any portion of his annual bonus if he is terminated for cause.

Upon termination without cause termination due to death or disability, resignation for good reason, or termination arising out of a change in control, Mr. Thierer shall receive a pro rata amount of the annual bonus that he would have received if he remained employed throughout the calendar year. Mr. Thierer is not entitled to receive any portion of his annual bonus if his employment terminates during the calendar year for any other reason.

Upon termination of Messrs. Park, Romza, or Bennof during the calendar year due to a termination without cause or a rising out of a change in control, each shall receive a pro rata amount of the annual bonus if they remained employed throughout the calendar year. If Messrs. Park, Romza, or Bennof’s employment terminates during the calendar year for any other reason, then no annual bonus shall be paid for that calendar year.

2007 Grants of Plan-Based Awards Table

The following table sets forth information concerning grants under the Company’s Annual Bonus Plan and Stock Option Plan to the NEOs during the fiscal year ended December 31, 2007:

							All Other
							Option		Closing	Grant
							Awards:	Exercise	Price of	Date Fair
							Number of	or Base	Option	Value of
				Estimated Possible Payouts Under			Securities	Price of	Awards	Stock and
			Date Grant	Non-Equity Incentive Plan Awards			Underlying	Option	on Grant	Option
			was	Threshold	Target	Maximum	Options	Awards	date	Awards
Name	Type of Award	Grant Date	Approved	($)	($)	($)	(#)(1)	($/Shr)	($/Sh)(8)	($)(2)

Gordon S. Glenn	Annual bonus plan			—	248,000	620,000
	Stock option plan	05/16/2007	03/02/2007				50,000 (3)	23.58	23.58	320,901
Mark Thierer	Annual bonus plan			—	224,000	420,000
	Stock option plan	05/16/2007	03/02/2007				150,000 (4)	23.58	23.58	953,453
Jeffrey Park	Annual bonus plan			—	128,500	385,500
	Stock option plan	05/16/2007	03/02/2007				40,000 (5)	23.58	23.58	372,351
John Romza	Annual bonus plan			—	117,500	235,000
	Stock option plan	05/16/2007	03/02/2007				20,000	23.58	23.58	124,695
		09/05/2007	06/12/2007				10,000 (6)	18.11	18.49
Mike H. Bennof	Annual bonus plan			—	117,500	235,000
	Stock option plan	05/16/2007	03/02/2007				25,000	23.58	23.58	121,426
		09/05/2007	06/12/2007				10,000 (7)	18.11	18.49

(1)	The stock options reported in this column are nonqualified stock options granted under the Amended and Restated Stock Option Plan. The options vest in one-fourth increments annually on the anniversary of the grant date, becoming fully vested four years after the grant date. The options expire five years from the grant date.

(2)	The amounts shown represent the estimated fair value of the stock options on the grant date as determined in accordance with SFAS 123R. The Company uses the Black-Scholes-Merton option-pricing model in estimating the fair value of stock options. For additional information on the valuation assumptions, refer to Note 7 of Item 8 to the Company’s Annual Report on Form 10-K. These amounts reflect grant date fair value of the award and do not correspond to the actual value that will be recognized by the NEOs.

(3)	These options were granted pursuant to Mr. Glenn’s employment agreement.

(4)	These options were granted pursuant to the Company’s equity award program.

(5)	These options were granted pursuant to the Company’s equity award program.

(6)	These options were granted pursuant to Mr. Romza’s employment agreement.

(7)	These options were granted pursuant to Mr. Bennof’s employment agreement.

(8)	As defined by the plan, the exercise price is determined using the closing market price on the trading day immediately prior to grant date. In the event the options are granted after the market closes on the date of grant, the exercise price and grant date closing price could be the same.

2007 Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information on the current holdings of stock options by the NEOs at December 31, 2007:

	Outstanding Equity Awards at Fiscal Year-End Option Awards
	Number of Securities	Number of Securities
	Underlying Unexercised	Underlying Unexercised	Option		Option
	Options (#)	Options (#)	Exercise Price		Expiration
Name	Exercisable	Unxercisable	($)(1)		Date

Gordon S. Glenn	25,000	—	C$	6.60		(2)
	100,000	—	C$	6.60		(2)
	40,000	—	C$	1.56		(3)
	66,250	—	C$	3.08		(4)
	81,250	—	C$	7.32		(5)
	33,334	—	C$	2.52	12/31/2008
	33,334	16,666	C$	14.36		(6)
	—	50,000	USD	23.58	5/16/2012	(10)

Total	379,168	66,666

Mark Thierer	5,000	—	C$	10.80	12/31/2011
	109,334	54,666	C$	15.63		(7)
	21,500	64,500	C$	15.63		(8)
	—	150,000	USD	23.58	5/16/2012	(10)

Total	135,834	269,166

Jeffrey Park	108,334	54,166	C$	13.60		(9)
	—	40,000	USD	23.58	5/16/2012	(10)

Total	108,334	94,166

John Romza	6,250	—	C$	3.20	12/31/2008
	6,250	—	C$	1.40	12/31/2008
	25,000	—	C$	7.32		(5)
	20,000	—	C$	1.56		(3)
	33,750	—	C$	3.08		(4)
	33,750	—	C$	6.60		(2)
	16,667	8,333	C$	14.36		(6)
	—	20,000	USD	23.58	5/16/2012	(10)
	—	10,000	USD	18.11	9/5/2012	(10)

Total	141,667	38,333

Mike H. Bennof	8,334	—	C$	2.52	12/31/2008
	16,667	—	C$	1.56		(3)
	25,000	—	C$	7.32		(5)
	25,000	—	C$	6.60		(2)
	27,000	—	C$	3.08		(4)
	16,667	8,333	C$	14.36		(6)
	—	25,000	USD	23.58	5/16/2012	(10)
	—	10,000	USD	18.11	9/5/2012	(10)

Total	118,668	43,333

(1)	The Company’s stock option plan allows for grants to be made in both Canadian and U.S. dollars. Prior to May, 2007, stock options were granted in Canadian dollars, with subsequent grants in U.S. dollars.

(2)	This option was granted on March 4, 2005 and, pursuant to the terms of the option grant, this option vested in one-third increments on each of December 31, 2005, 2006, and 2007. Each vested increment expires five years from the respective vest date.

(3)	This option was granted on March 8, 2002 and, pursuant to the terms of the option grant, this option vested in one-third increments on each of December 31, 2002, 2003 and 2004. Each vested increment expires five years from the respective vest date.

(4)	This option was granted on March 11, 2003 and, pursuant to the terms of the option grant, this option vested in one-third increments on each of December 31, 2003, 2004, and 2005. Each vested increment expires five years from the respective vest date.

(5)	This option was granted on March 19, 2004 and, pursuant to the terms of the option grant, this option vested in one-third increments on each of December 31, 2004, 2005, and 2006. Each vested increment expires five years from the respective vest date.

(6)	This option was granted on March 8, 2006 and, pursuant to the terms of the option grant, this option vested or will vest, as the case may be, in one-third increments on each of December 31, 2006, 2007, and 2008. Each vested increment expires five years from the respective vest date.

(7)	This option was granted on August 28, 2006 and, pursuant to the terms of the option grant, this option vested or will vest, as the case may be, in one-third increments on each of December 31, 2006, 2007, and 2008. Each vested increment expires five years from the respective vest date.

(8)	This option was granted on August 28, 2006 and, pursuant to the terms of the option grant, this option vested or will vest, as the case may be, in one-fourth increments on each grant date anniversary in 2007, 2008, 2009, and 2010. Each vested increment expires five years from the vest date.

(9)	This option was granted on February 17, 2006 and, pursuant to the terms of the option grant, this option vested or will vest, as the case may be, in one-third increments on each of December 31, 2006, 2007, and 2008. Each vested increment expires five years from the respective vest date.

(10)	This option will vest in one-fourth increments on each grant date anniversary.

2007 Option Exercises

The following table sets forth the stock options exercised by each NEO during the fiscal year ended December 31, 2007:

	Option Awards
	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise
Name	(#)	($)

Gordon S. Glenn	61,667	588,948
Mark Thierer	—	—
Jeffrey Park	—	—
John Romza	22,500	231,659
Mike H. Bennof	18,750	176,192

Compensation of Directors

In April 2007, the Company’s management conducted a competitive analysis of board compensation. Director compensation data was collected on each member of the peer group identified in the Compensation Discussion and Analysis section of this Proxy Circular and Proxy Statement. Based on the results of that analysis, the Compensation Committee recommended a new Director compensation package, which was approved by the Board of Directors on November 7, 2007 with an effective date of July 1, 2007. In reviewing the Company’s director compensation arrangements, management considered, in particular, a sub-set of companies in the lower quartile of the peer group because revenue and number of employees of such companies were comparable to the Company’s size.

In accordance with the new Director compensation package, each non-management director receives an annual retainer of $25,000, a fee of $1,400 for each in-person meeting of the Board of Directors, $500 to $700 for in-person committee meetings, and $375 for all meetings held telephonically. Directors will also be reimbursed for travel expenses incurred in connection with their respective attendances. In addition, each non-management director receives an annual grant of 5,000 stock options, which typically vest in one-fourth increments on each grant date anniversary and expire five years from grant date. Directors who are also members of management do not receive director’s fees.

The following table sets forth the compensation paid to the directors of the Company during the fiscal year ended December 31, 2007:

	Fees Earned or	Option
	Paid in Cash	Awards	Total
Name	($)	($)(1)	($)

Terrence C. Burke	36,225	52,425	88,650
Steven D. Cosler	19,800	54,600	74,400
William J. Davis(2)	34,350	40,209	74,559
Anthony R. Masso	14,275	30,600	44,875
Philip R. Reddon	37,440	—	37,440
James A. Ryan	27,625	—	27,625
Curtis J. Thorne	15,400	30,600	46,000

(1)	The amounts are valued based on the fair value recognized for financial statement reporting purposes during 2007 for grants made in 2007 and in prior years pursuant to SFAS 123R, except that, in accordance with rules of the SEC, any estimate for forfeitures is excluded from, and does not reduce, such amounts. See Note 8 to the Consolidated Financial Statements for the year ended December 31, 2007 in Item 8 of the Company’s Annual Report on Form 10-K for more information on the relevant assumptions used in calculating the fair value of options granted.

(2)	A portion of Mr. Davis’ option awards were granted in Canadian dollars. The fair value of these options was converted to U.S. dollars using the exchange rate of .9809 Canadian dollars for each U.S. dollar as of December 31, 2007. The Company’s stock option plan allows for grants to be made in both Canadian and U.S. dollars. Prior to May 2007, stock options were granted in Canadian dollars, with subsequent grants in U.S. dollars.

The grant date fair value of each option awarded in 2007 calculated pursuant to SFAS 123R as well as the aggregate number of options outstanding as of December 31, 2007 for each of the directors noted above are as follows:

	Grant Date Fair
	Value of Stock		Aggregate
	and Option		Option Awards
	Awards		Outstanding
Name	($)		(#)

Terrence C. Burke	52,425		22,500
Steven D. Cosler	54,600		7,500
William J. Davis		(1)	7,500
Anthony R. Masso	30,600		7,500
Philip R. Reddon	—		—
James A. Ryan	—		—
Curtis J. Thorne	30,600		7,500

(1)	The Company’s stock option plan allows for grants to be made in both Canadian and U.S. dollars. Prior to May 2007, stock options were granted in Canadian dollars, with subsequent grants in U.S. dollars. Mr. Davis was granted both Canadian dollar and U.S. dollar options during 2007. Mr. Davis was granted 5,000 options with a grant date fair value of $4.46 in Canadian dollars and 2,500 options with a grant date fair value of $6.99 in U.S. dollars.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the United States Securities Exchange Act of 1934, as amended, requires directors and executive officers of the Company to file reports concerning their ownership of equity securities of the Company with the SEC, Nasdaq and the Company. The Company became subject to Section 16(a) on March 31, 2008.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

Overview

The Company’s Board of Directors and senior management consider good corporate governance to be central to the effective and efficient operation of the Company. Through the Corporate Governance Committee, the Board reviews, evaluates and modifies its governance program to ensure it is of the highest standard. The Board is satisfied that the Company’s governance plan is consistent with legal and stock exchange requirements.

In recent years, there have been several changes to the corporate governance disclosure requirements applicable to the Company. Specifically, the Canadian Securities Administrators introduced in final form National Instrument 58-101 — Disclosure of Corporate Governance Practices (“NI 58-101”) and National Policy 58-201 — Corporate Governance Guidelines (“NP 58-201”), both of which came into force on June 30, 2005 and effectively replaced the corporate governance guidelines and disclosure policies of the TSX. Under NI 58-101, the Company is required to disclose certain information relating to its corporate governance practices.

It is the policy of the Company that all disclosures made by the Company to its security holders and to the public generally should be accurate and complete in all material respects, should fairly present the Company’s financial condition and the results and current status of its operations, and should be made on a timely basis as required by applicable law and stock exchange requirements.

Board of Directors

Independence

The Board has made an affirmative determination that Terrence C. Burke, Steven D. Cosler, William J. Davis, Anthony R. Masso, Philip R. Reddon, James A. Ryan and Curtis J. Thorne are each independent as defined in the listing standards of the Nasdaq Stock Market and in the Multilateral Instrument 52-110 Audit Committees (“MI 52-110”). Gordon S. Glenn and Mark Thierer are officers of the Company and are therefore not considered to be independent directors.

There were no transactions, relationships or arrangements with respect to any independent director that required review by the Board for purposes of determining director independence.

None of the directors of the Company are currently directors of other issuers that are reporting issuers (or the equivalent) in a jurisdiction of Canada or any other jurisdiction.

The Board of Directors and its committees meet as necessary in the absence of the Chairman and CEO, the President and COO and other members of Management. Since the beginning of the fiscal year ended December 31, 2007, the independent directors of the Board held four such meetings. The Audit Committee also holds in camera sessions with only the external auditors present.

The Chairman of the Board of Directors, Gordon S. Glenn, is not an independent director and accordingly Mr. Burke has been appointed lead director. The Chairman of the Board is responsible for overseeing the performance by the Board of its duties, for communicating periodically with Committee chairs regarding the activities of their respective Committees, for assessing the effectiveness of the Board as a whole as well as individual Board members and for overseeing the management of the Company’s business. The role of the Lead Director is to facilitate the functioning of the Board independently of management, to ensure that directors have an independent contact on matters of concern to them and to ensure that the Board’s agenda will enable it to successfully carry out its duties. In particular, the Lead Director will provide leadership to the Board if circumstances arise in which the joint role of the Chairman and Chief Executive Officer may be, or may be perceived to be, in conflict and chairs those Board sessions that are attended only by independent directors.

Meeting Attendance

Since the beginning of the fiscal year ended December 31, 2007, the Board of Directors held nine meetings. All directors except Mr. Ryan attended at least 75% or more of the aggregate of the meetings of the Board and of the committees on which they served, held during the period for which they were directors or committee members, respectively. Mr. Ryan retired from the Board on September 17, 2007. We encourage, but do not require, our Board members to attend annual meetings of shareholders. Messrs. Reddon, Glenn and Thierer attended our 2007 Annual Meeting of Shareholders. The following chart shows the attendance record of each director at such Board meetings:

Board
Meeting	T. Burke	S. Cosler(1)	W. Davis(2)	G. Glenn	A. Masso(3)	P. Reddon	J. Ryan(4)	M. Thierer	C. Thorne(3)
02/20/07	X		X	X		X		X
03/07/07	X		X	X		X	X	X
03/19/07	X		X	X		X	X	X
04/05/07	X		X	X		X	X	X
05/02/07	X		X	X		X	X	X
08/01/07	X	X	X	X		X		X
08/24/07	X	X		X		X	X	X
11/07/07	X	X	X	X	X	X		X	X
12/14/07	X	X	X	X	X	X		X	X

(1)	Mr. Cosler is a new member of the Board of Directors effective August 1, 2007.

(2)	Mr. Davis is a new member of the Board of Directors effective January 23, 2007.

(3)	Messrs. Masso and Thorne are new members of the Board of Directors effective September 17, 2007.

(4)	Mr. Ryan resigned from the Board of Directors effective September 17, 2007.

Board of Directors Written Mandate

The Board of Directors is responsible to supervise the management of the business and affairs of the Company and to act with a view to the best interests of the Company. The Board of Directors has adopted a written mandate to formalize their oversight responsibilities. The Board of Director’s mandate is fulfilled, either directly or indirectly, through the various standing committees of the Board of Directors, the Audit Committee, the Nominating Committee, the Corporate Governance Committee and the Compensation Committee. The Board of Directors also, from time to time, appoints ad-hoc committees to report to the Board of Directors on specific matters as they arise. In fulfilling its mandate, the Board of Directors, directly or through one of its committees, is responsible for the following:

•	the adoption of a strategic planning process for the Company, which includes the annual review of a business plan and budget presented by senior management;

•	the identification of the principal risks of the Company’s business and ensuring the implementation of appropriate systems and management of these risks by undertaking thorough quarterly reviews of operations, sales, marketing and Audit Committee reports from management and by the Audit Committee reviewing the activities and findings of the Company’s external auditors to identify the principal risks to the Company’s business;

•	succession planning for the Company including the appointment, training and monitoring of senior management;

•	ensuring an appropriate communications policy for the Company is implemented; and

•	the integrity of the Company’s internal control and management information systems.

Position Descriptions

Pursuant to the Board’s written mandate, the Board is responsible for developing position descriptions for the Chair of the Board, the Lead Director, if any, and the chair of each Board committee. The following are descriptions of such positions:

Chairman of the Board

The Chairman of the Board is responsible for overseeing the performance by the Board of its duties, for communicating periodically with Committee chairs regarding the activities of their respective Committees, for assessing the effectiveness of the Board as a whole as well as individual Board members and for overseeing the management of the Company’s business.

Lead Director

The Lead Director is to facilitate the functioning of the Board independently of management, to ensure that directors have an independent contact on matters of concern to them and to ensure that the Board’s agenda will enable it to successfully carry out its duties. In particular, the Lead Director will provide leadership to the Board if circumstances arise in which the joint role of the Chairman and Chief Executive Officer may be, or may be perceived to be, in conflict and chairs those Board sessions that are attended only by independent directors.

Chairman of the Audit Committee

The Chairman of the Audit Committee is responsible for overseeing the performance by the Audit Committee of its duties, for assessing the effectiveness of the Audit Committee and individual Audit Committee members and for reporting periodically to the Board.

Chairman of the Nominating Committee

The Chairman of the Nominating Committee is responsible for overseeing the performance by the Nominating Committee of its duties, for assessing the effectiveness of the Nominating Committee and individual Nominating Committee members and for reporting periodically to the Board.

Chairman of the Corporate Governance Committee

The Chairman of the Corporate Governance Committee is responsible for overseeing the performance by the Corporate Governance Committee of its duties, for assessing the effectiveness of the Corporate Governance Committee and individual Corporate Governance Committee members and for reporting periodically to the Board.

Chairman of the Compensation Committee

The Chairman of the Compensation Committee is responsible for overseeing the performance by the Compensation Committee of its duties, for assessing the effectiveness of the Compensation Committee and individual Compensation Committee members and for reporting periodically to the Board.

CEO Mandate

The Board of Directors has developed a written position description for the CEO. The CEO is specifically charged with the responsibility for managing the strategic and operational agenda of the Company and for the execution of the directives and policies of the Board of Directors. The roles and responsibilities of the CEO include, among other things:

(a)	developing, together with the Board of Directors, the Company’s strategic direction and monitoring same;

(b)	directing the overall business operations of the Company;

(c)	ensuring that the Board of Directors is kept appropriately informed of the overall business operations of the Company and major issues facing the Company;

(d)	having ultimate accountability for the development and execution of the strategy and policies of the Company and their communication to the Company’s key internal and external shareholders;

(e)	having responsibility for the day-to-day operations of the Company, including the annual planning process, capital management, financial management, acquisitions, divestitures, etc., all of which must be accomplished within the strategic framework of the Company established by the Board of Directors;

(f)	having the responsibility for the employment, compensation, job descriptions, performance assessment, leadership development and succession planning of human resources;

(g)	representing the Company to its major shareholders, including investment and financial communities, governments, customers and the public;

(h)	bringing the following material decisions to the Board of Directors for their review and approval:

(1)	disposition of assets or cancellation of debt other than in the ordinary and normal course of business;

(2)	acquisition or initiation of a new business or undertaking or the assumption of any commitment, obligation or liability other than in the ordinary and normal course of business;

(3)	issuance or sale of securities of the Company or rights, options or warrants to acquire securities of the Company;

(4)	redemption or repurchase of securities of the Company;

(5)	declaration or payment of a dividend or other distribution in respect of any securities of the Company;

(6)	any transaction, contract, agreement, undertaking or arrangement with a person with whom the Company does not act at arm’s length; and

(7)	any other transaction, contract, agreement, undertaking, commitment or arrangement, not in the ordinary and normal course of business which is or would be material in relation to the Company; and

(i)	presenting to the Board of Directors any material business issues resulting from communications with shareholders.

Director Orientation and Continuing Education

New directors are provided with customized presentations, investor packages, product literature and director insurance information. The information and presentations are tailored for each director depending on their familiarity with the operations of the Company and the industry generally.

At each quarterly Board meeting, senior management provides the directors with an Audit Committee package and an in-depth presentation detailing the Company’s most recent and historical financial results. In addition, the Company holds meetings for the Board of Directors at different company locations to maintain the Board’s familiarity with the Company’s operations. The Company has no formal policy of providing professional development courses to Board members, however, the Company does engage consultants on an as-needed basis to make presentations to the Board on matters relevant to the Company.

Ethical Business Conduct

The Company has adopted a Code of Business Conduct and Ethics, which applies to all of our directors, officers and employees. A copy of the Code of Business Conduct and Ethics can be obtained on our website at www.sxc.com. A copy of the Code of Business Conduct and Ethics can also be obtained, without charge, by contacting the Secretary of the Company at 2441 Warrenville Road, Lisle, Illinois 60532-3642, tel. 1-800-282-3232.

Any waiver of a requirement of our Code of Business Conduct and Ethics, if granted by the Company’s Board or any Board committee, will be posted on our website at www.sxc.com. No waiver of any requirement of our Code of Business Conduct and Ethics was granted in 2007.

The Board is ultimately responsible for the implementation and administration of the Code of Business Conduct and Ethics and has designated a Compliance Officer for the day-to-day implementation and administration of the Code. In addition, the Company’s Audit Committee has adopted a Whistleblower Policy establishing procedures for the submission of complaints and concerns regarding accounting, auditing and other matters.

Audit Committee

The Company has a separately designated Audit Committee established in accordance with Section 3(a)(58)(A) of The Exchange Act. The Audit Committee assists the Board of Directors in its oversight of our compliance with all applicable laws and regulations related to financial reporting, which includes oversight of the quality and integrity of our financial reporting, internal controls and audit functions, and is directly and solely responsible for the appointment, retention, compensation and monitoring of the performance of our independent registered public accounting firms, including the services and scope of their audit. The Audit Committee meets at least quarterly with our management and independent public accountants to, among other things, review the results of the annual audit and quarterly reviews, discuss the financial statements, assess management performance and procedures in connection with financial controls and receive and consider comments as to internal controls.

The Audit Committee meets at least once a year and additional meetings are held as deemed necessary by the Committee Chair. The Audit Committee met five times in 2007. The Audit Committee has a written charter that sets out its mandate and responsibilities and authority to engage outside advisors as required. The Audit Committee’s written charter is available on our website, www.sxc.com.

At the beginning of fiscal 2007, the Audit Committee was composed of Philip R. Reddon, William J. Davis and James A. Ryan. On September 17, 2007, Curtis Thorne joined the Audit Committee and Mr. Ryan resigned from the Audit Committee. The Audit Committee is currently composed of Mr. Reddon (Committee Chair), Mr. Davis and Mr. Thorne. The Board of Directors has determined that all members of the Audit Committee are, or in the case of Mr. Ryan was, independent within the meaning of NASDAQ Rule 4200 and SEC Rule 10A-3(b)(1)(ii).

In addition, as required by the rules of the SEC and the NASDAQ, our Board of Directors has determined that Mr. Reddon, the Chair of the Audit Committee, qualifies as an “audit committee financial expert” as defined in Item 407 (d)(5) of Regulation S-K promulgated by the SEC under the Securities Exchange Act of 1934, as amended. Stockholders should understand that the designation is an SEC disclosure requirement relating to Mr. Reddon’s experience and understanding of certain accounting and auditing matters, which the SEC has stated does not impose on the director so designated any additional duty, obligation or liability than otherwise is imposed generally by virtue of serving on the Audit Committee and/or the Board of Directors.

Nominating Committee

The Board of Directors has delegated to the Nominating Committee the responsibility to identify and recommend qualified individuals to become new members of the Board. In fulfilling this responsibility, the Nominating Committee considers: (i) the competencies and skills that the Board considers to be necessary for the Board, as a whole, to possess; (ii) the competencies and skills that the Board considers each existing director to possess; and (iii) the competencies and skills each new nominee will bring to the Board.

In addition to the responsibilities set out above, the mandate of the Nominating Committee includes the assessment of the competencies and skill of each existing director and to determine the appropriate size of the Board with a view to effective decision making.

The Nominating Committee meets at least once a year and additional meetings are held as deemed necessary by the Committee Chair. The Nominating Committee has a written charter that sets out its mandate and responsibilities and authority to engage outside advisors as required. A copy of the Nominating Committee’s charter is available at www.sxc.com.

At the beginning of fiscal 2007, the Nominating Committee was composed of Philip R. Reddon, William J. Davis and James A. Ryan. On August 1, 2007, Steven Cosler joined the Nominating Committee and Mr. Davis resigned from the Nominating Committee. On September 17, 2007, Anthony Masso joined the Nominating Committee and Mr. Reddon resigned from the Nominating Committee. The Nominating Committee is currently composed of Mr. Cosler (Committee Chair), Mr. Burke and Mr. Masso. Each member of the Nominating Committee is independent as independence is defined in the listing standards of the Nasdaq Stock Market and in MI 52-110. Because the majority of the Nominating Committee is independent and functions in accordance with a detailed mandate, the Board of Directors of the Company believes it has encouraged an objective nomination process. The Nominating Committee met three times in 2007.

Nomination of New Directors

In identifying potential director nominees, the Nominating Committee considers board candidates identified through a variety of methods and sources. These include suggestions from committee members, other directors, senior management, shareholders and other interested parties in anticipation of director elections and other potential board vacancies. The committee has sole authority to retain director search firms, as well as other advisors, to assist in identifying and evaluating possible director nominees. The Nominating Committee also considers board candidates recommended by shareholders of the Company. Shareholders who wish to recommend a person for election to the Company’s board may submit such person’s name, background, qualifications, and consent to be named in the proxy circular and proxy statement and to serve as a director if elected, in writing to our Secretary of the Company for consideration by the Nominating Committee. The Nominating Committee will consider and evaluate such person as a possible nominee in the same manner as it considers all other potential candidates. To permit sufficient time for such consideration and evaluation, shareholders should make board candidate submissions by December 31 in each year, prior to the holding of the next shareholders’ meeting.

Prior to recommending a new director candidate for election or appointment, the chair and certain members of the Nominating Committee meet with the candidate to discuss the candidate’s interest and ability to devote the time and commitment required to serve on the Board of Directors. The committee conducts a background check on the candidate and reviews any potential conflicts, independence concerns or disclosure issues the candidate might have.

Compensation Committee

The overall purpose of the Compensation Committee is to develop, monitor and assess the Company’s approach to the compensation of its directors, senior officers and employees. Among other things, the Compensation Committee manages on behalf of the Board of Directors and is solely responsible for: (i) reviewing the compensation practices and policies of the Company to ensure they are competitive and that they provide appropriate motivation for corporate performance and increased shareholder value; (ii) oversight of the administration of the Company’s compensation programs, including equity-based compensation programs, and making recommendations to the Board regarding their adoption, amendment or termination; (iii) annually reviewing the annual base salary and bonus targets for senior executives of the Company other than the CEO; and (iv) reviewing annual corporate goals and objectives for the CEO and evaluating the CEO’s performance and based on this evaluation, annually reviewing the CEO’s annual base salary, bonus and any stock option grants or other awards.

The Compensation Committee has authorized the CEO to grant and allocate options in two circumstances. The first relates to the annual option allocation to non-executive employees. The annual option allocation is submitted to the Compensation Committee for consideration and comment and specifically lists recipients and a proposed allocation. The second circumstance is that the CEO is authorized to grant options to newly hired employees provided that:

(1)	the number of options granted to new employees is reasonably consistent with past practice in terms of the options granted to an employee in the position and with the responsibility of the new employee; and

(2) such authority does not extend to new employees who are senior officers of the Company.

The Chief Executive Officer in consultation with the Chief Financial Officer and Human Resources will consider the position, requirements, seniority, employment, and market conditions when deciding the options to be granted to new employees.

At the beginning of fiscal 2007, the Compensation Committee was composed of Philip R. Reddon, Terrence C. Burke and James A. Ryan. On August 20, 2007, Steven Cosler joined the Compensation Committee and Mr. Ryan resigned from the Compensation Committee. On September 17, 2007, Anthony Masso joined the Compensation Committee and Mr. Reddon resigned from the Compensation Committee. The Compensation Committee is currently composed of Mr. Burke (Committee Chair), Mr. Cosler and Mr. Masso. Each member of the Compensation Committee is, and Mr. Ryan, while serving on the Compensation Committee was, independent as independence is defined in the listing standards of the Nasdaq Stock Market and in MI 52-110.

The Compensation Committee is responsible for reviewing the adequacy and format of compensation to directors in light of the responsibilities and risks associated with directorship.

The Compensation Committee meets at least once a year and additional meetings are held as deemed necessary by the Committee Chair. The Compensation Committee met three times in 2007. The Compensation Committee has a written charter that sets out its mandate and responsibilities and authority to engage outside advisors as required. A copy of the Compensation Committee’s charter is available at www.sxc.com.

Corporate Governance Committee

The key responsibilities of the Corporate Governance Committee are to develop and monitor the Company’s overall approach to corporate governance issues and, subject to approval by the full Board the Directors, to implement and administer a system of corporate governance which reflects superior standards of corporate governance practices and to continue to develop the Company’s approach to corporate governance issues. In addition, the Corporate Governance Committee is to undertake an annual review of corporate governance issues and practices as they affect the Company and make a set of recommendations to the directors during each calendar year.

At the beginning of fiscal 2007, the Corporate Governance Committee was composed of William J. Davis, Philip R. Reddon and Jim A. Ryan. On September 17, 2007, Curtis Thorne joined the Corporate Governance Committee and Mr. Ryan resigned from the Corporate Governance Committee. The Corporate Governance Committee is currently composed of Mr. Davis (Committee Chair), Mr. Reddon and Mr. Thorne. Each member of the Corporate Governance Committee is and Mr. Ryan, while serving on the Corporate Governance Committee, was independent as independence is defined in the listing standards of the Nasdaq Stock Market and in MI 52-110. The Corporate Governance Committee met two times in 2007.

Assessments

The Nominating and Corporate Governance Committees (in conjunction with the Chairman) annually review and assess the effectiveness of the Board as a whole, the membership of the Board committees, the mandates and activities of each committee and the contribution of individual directors and will make such recommendations to the Board arising out of such review as it deems appropriate.

INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIORS OFFICERS

None of the directors, executive officers or senior officers of the Company, and none of the associates or affiliates of any of the foregoing, is currently indebted to the Company or was indebted to the Company at any time since the beginning of the Company’s most recently completed fiscal year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee was an officer (within the meaning of applicable United States securities laws) or employee of the Company or any of its subsidiaries at any time during 2007. No executive officer of the Company serves on the board of directors or compensation committee of any other entity that has or has had one or more of its executive officers serving as a member of the Company’s Board of Directors.

RELATED PARTY TRANSACTIONS

The Company or one of its subsidiaries may occasionally enter into transactions with certain “related persons.” Related persons include our executive officers, directors, nominees for directors, a beneficial owner of 5% or more of our common stock and immediate family members of these persons. We refer to transactions involving amounts in excess of $120,000 and in which the related person has a direct or indirect material interest as “related person transactions.” Each related person transaction must be approved or ratified in accordance with the Company’s written Related Person Transactions Policy by the Audit Committee of the Board of Directors. The Audit Committee considers all relevant factors when determining whether to approve a related person transaction.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No person who has been a director or officer of the Company at any time since the beginning of its last completed fiscal year, no proposed nominee for election as a director, and no associate of any of the foregoing persons has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the meeting, except as disclosed in this Proxy Circular and Proxy Statement.

OTHER MATTERS WHICH MAY COME BEFORE THE MEETING

The Company knows of no matters to come before the meeting of shareholders other than as set forth in the Notice of Meeting. HOWEVER, IF OTHER MATTERS WHICH ARE NOT KNOWN BY THE COMPANY SHOULD PROPERLY COME BEFORE THE MEETING, THE ACCOMPANYING PROXY WILL BE VOTED ON SUCH MATTERS IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSONS VOTING THE PROXY.

ADDITIONAL INFORMATION

Additional information relating to the Company is available on SEDAR at www.sedar.com and on EDGAR at www.sec.gov/edgar.shtml. Copies of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and the Company’s comparative financial statements and accompanying Management’s Discussion and Analysis for the fiscal year ended December 31, 2007 are available on SEDAR and EDGAR or shareholders may request copies to be sent to them without charge by contacting the Secretary of the Company at 1-800-282-3232. Financial information with respect to the Company is provided in the Company’s comparative financial statements and accompanying Management’s Discussion and Analysis for the most recently completed financial year.

COMMUNICATING WITH THE BOARD

Interested parties, including shareholders and other security holders, may communicate directly with the Board of Directors, non-management directors, the Chairman of the Board or any other individual directors by writing care of the Secretary of the Company, at 2441 Warrenville Road, Suite 610, Lisle, Illinois, 60532-3642. All correspondence, with the exception of solicitations for the purchase or sale of products and services and similar types of communications or communications of an inappropriate nature, will be forwarded to the directors to whom such correspondence is addressed. In addition, any such communication that relates to accounting, internal accounting controls or auditing matters will also be referred to the chair of the Audit Committee of the Company, if not already addressed to him or her.

APPROVAL

The contents and the sending of this Proxy Circular and Proxy Statement have been approved by the Board of Directors.

DATED as of April 18, 2008 (except as otherwise noted).

BY ORDER OF THE BOARD

/s/  Jeffrey Park
Jeffrey Park,
Chief Financial Officer and
Senior Vice President, Finance

SCHEDULE A

SXC HEALTH SOLUTIONS CORP.

MANDATE OF THE BOARD OF DIRECTORS

Introduction

The term “Company” or “SXC” herein shall refer to SXC Health Solutions Corp. and the term “Board” shall refer to the board of directors of the Company. The Board is elected by the shareholders and is responsible for the stewardship of the business and affairs of the Company. The Board seeks to discharge such responsibility by reviewing, discussing and approving the Company’s strategic planning and organizational structure and supervising management to oversee that the foregoing enhance and preserve the underlying value of the Company.

Although directors may be elected by the shareholders to bring special expertise or a point of view to Board deliberations, they are not chosen to represent a particular constituency. The best interests of the Company as a whole must be paramount at all times.

Duties of Directors

The Board discharges its responsibility for overseeing the management of the Company’s business by delegating to the Company’s senior officers the responsibility for day-to-day management of the Company. The Board discharges its responsibilities both directly and through its committees, the Audit Committee, the Nominating Committee, the Corporate Governance Committee and the Compensation Committee. In addition to these regular committees, the Board may appoint ad hoc committees periodically to address certain issues of a more short-term nature. In addition to the Board’s primary roles of overseeing corporate performance and providing quality, depth and continuity of management to meet the Company’s strategic objectives, principal duties include, but are not limited to the following categories:

Appointment of Management

1. The Board has the responsibility for approving the appointment of the Chief Executive Officer (“CEO”) and all other senior management, and approving their compensation, following a review of the recommendations of the Compensation Committee. To the extent feasible, the Board shall satisfy itself as to the integrity of the CEO and other executive officers and that the CEO and other executive officers create a culture of integrity throughout the Company.

2. The Board from time to time delegates to senior management the authority to enter into certain types of transactions, including financial transactions, subject to specified limits. Investments and other expenditures above the specified limits, and material transactions outside the ordinary course of business are reviewed by and subject to the prior approval of the Board.

3. The Board oversees that succession planning programs are in place, including programs to appoint, train, develop and monitor management.

Board Organization

4. The Board will respond to recommendations received from the Nominating and Corporate Governance Committees and the Compensation Committee, but retains the responsibility for managing its own affairs by giving its approval for its composition and size, the selection of the Chair of the Board, candidates nominated for election to the Board, committee and committee chair appointments, committee charters and director compensation.

5. The Board may delegate to Board committees matters it is responsible for, including the approval of compensation of the Board and management, the conduct of performance evaluations and oversight of internal controls systems, but the Board retains its oversight function and ultimate responsibility for these matters and all other delegated responsibilities.

Strategic Planning

6. The Board has oversight responsibility to participate directly, and through its committees, in reviewing, questioning and approving the mission of the business and its objectives and goals.

7. The Board is responsible for adopting a strategic planning process and approving and reviewing, on at least an annual basis, the business, financial and strategic plans by which it is proposed that the Company may reach those goals, and such strategic plans will take into account, among other things, the opportunities and risk of the business.

8. The Board has the responsibility to provide input to management on emerging trends and issues and on strategic plans, objectives and goals that management develops.

Monitoring of Financial Performance and Other Financial Reporting Matters

9. The Board is responsible for enhancing congruence between shareholder expectations, corporate plans and management performance.

10. The Board is responsible for:

(a)	adopting processes for monitoring the Company’s progress toward its strategic and operational goals, and to revise and alter its direction to management in light of changing circumstances affecting the Company; and

(b)	taking action when Company performance falls short of its goals or other special circumstances warrant.

11. The Board shall be responsible for approving the audited financial statements, interim financial statements and the notes and Management’s Discussion and Analysis accompanying such financial statements.

12. The Board is responsible for reviewing and approving material transactions outside the ordinary course of business and those matters which the Board is required to approve under the Company’s governing statute, including the payment of dividends, issuance, purchase and redemptions of securities, acquisitions and dispositions of material capital assets and material capital expenditures.

Risk Management

13. The Board has responsibility for the identification of the principal risks of the Company’s business and ensuring the implementation of appropriate systems to effectively monitor and manage such risks with a view to the long-term viability of the Company and achieving a proper balance between the risks incurred and the potential return to the Company’s shareholders.

14. The Board is responsible for the Company’s internal control and management information systems.

Policies and Procedures

15. The Board is responsible for:

(a)	developing the Company’s approach to corporate governance, including developing a set of corporate governance guidelines for the Company and approving and monitoring compliance with all significant policies and procedures related to corporate governance; and

(b)	Approving policies and procedures designed to ensure that the Company operates at all times within applicable laws and regulations and to the highest ethical and moral standards and, in particular, adopting a written code of business conduct and ethics which is applicable to directors, officers and employees of the Company and which constitutes written standards that are reasonably designed to promote integrity and to deter wrongdoing.

16. The Board enforces its policy respecting confidential treatment of the Company’s proprietary information and Board deliberations.

17. The Board is responsible for monitoring compliance with the Company’s Code of Business Conduct and Ethics.

Communications and Reporting

18. The Board has approved and will revise from time to time as circumstances warrant a Disclosure Policy and Continuous Disclosure Documents Guidelines to address communications with shareholders, employees, financial analysts, the media and such other outside parties as may be appropriate.

19. The Board is responsible for:

(a)	overseeing the accurate reporting of the financial performance of the Company to shareholders, other security holders and regulators on a timely and regular basis;

(b)	overseeing that the financial results are reported fairly and in accordance with generally accepted accounting standards and related legal disclosure requirements;

(c)	taking steps to enhance the timely disclosure of any other developments that have a significant and material impact on the Company;

(d)	reporting annually to shareholders on its stewardship for the preceding year; and

(e)	overseeing the Company’s implementation of systems which accommodate feedback from stakeholders.

Position Descriptions

20. The Board is responsible for:

(a)	developing position descriptions for the Chair of the Board, the chair of each Board committee and the CEO (which will include delineating management’s responsibilities);

(b)	approving the corporate goals and objectives that the CEO is responsible for meeting; and

(c)	developing a description of the expectations and responsibilities of directors, including basic duties and responsibilities with respect to attendance at Board meetings and advance review of meeting materials.

Orientation and Continuing Education

21. The Board is responsible for:

(a)	ensuring that all new directors receive a comprehensive orientation, that they fully understand the role of the Board and its committees, as well as the contribution individual directors are expected to make (including the commitment of time and resources that the Company expects from its directors) and that they understand the nature and operation of the Company’s business; and

(b)	providing continuing education opportunities for all directors, so that individuals may maintain or enhance their skills and abilities as directors, as well as to ensure that their knowledge and understanding of the Company’s business remains current.

Nomination of Directors

22. In connection with the nomination or appointment of individuals as directors, the Board is responsible for:

(a)	considering what competencies and skills the Board, as a whole, should possess;

(b)	assessing what competencies and skills each existing director possesses; and

(c)	considering the appropriate size of the Board, with a view to facilitating effective decision making.

In carrying out each of these responsibilities, the Board will consider the advice and input of the Nominating Committee.

23. Director nominees shall be selected by a majority of the independent directors.

Board Evaluation

24. The Board is responsible for ensuring that the Board, its committees and each individual director are regularly assessed regarding his, her or its effectiveness and contribution. An assessment will consider, in the case of the Board or a Board committee, its mandate or charter and in the case of an individual director, any applicable position description, as well as the competencies and skills each individual director is expected to bring to the Board.

Annual Review

25. The Corporate Governance Committee shall review and reassess the adequacy of this Mandate at least annually and otherwise as it deems appropriate and recommend changes to the Board, as necessary. The Corporate Governance Committee will ensure that this Mandate or a summary that has been approved by the Corporate Governance Committee is disclosed in accordance with all applicable securities laws or regulatory requirements in the Company’s annual management information circular or such other annual filing as may be permitted or required by applicable securities regulatory authorities.

Chairman of the Board

26. The chairman of the Board shall be responsible for overseeing the performance by the Board of its duties, for communicating periodically with Committee chairs regarding the activities of their respective Committees, for assessing the effectiveness of the Board as a whole as well as individual Board members and for overseeing the management of the Company’s business.

Executive Sessions of the Independent Directors

27. The directors who are independent as defined by both Multilateral Instrument 52-110 Audit Committees and Rule 4200(a)(15) of the NASDAQ Marketplace Rules shall meet regularly in an executive session for such purposes as they deem appropriate. The Chair of the Governance Committee presides at such meetings.

2441 Warrenville Road, Suite 610
Lisle, Illinois, 60532-3246
Tel: 1-800-282-3232, Fax: 630.328.2190

PROXY

FOR USE BY SHAREHOLDERS at the Annual Meeting of the Shareholders (the “Meeting”) of SXC Health Solutions Corp. (the “Company”) to be held on May 12, 2008.

THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT AND THE BOARD OF DIRECTORS OF THE COMPANY.  The undersigned holder of common shares (“Common Shares”) of the Company hereby appoints Gordon S. Glenn, or failing him Jeffrey Park, or instead of either of the foregoing                           as proxy holder of the undersigned in respect of all of the Common Shares held by the undersigned, with power of substitution, to attend, vote and act for and on behalf of the undersigned at the Meeting and at all adjournments or postponements thereof, the undersigned hereby directing that the Common Shares represented by this instrument of proxy be voted (or withheld from voting) as specified below:

RESOLUTIONS

(1)	To Elect as a Director:	FOR	or	WITHHOLD

	Terrence C. Burke	☐		☐
	Steven Cosler	☐		☐
	William J. Davis	☐		☐
	Gordon S. Glenn	☐		☐
	Anthony R. Masso	☐		☐
	Philip R. Reddon	☐		☐
	Curtis J. Thorne	☐		☐
	Mark A. Thierer	☐		☐

with respect to the election of the directors proposed for nomination in the Proxy Circular and Proxy Statement of the Company dated as of April 18, 2008 furnished in connection with the Meeting (the “Proxy Circular and Proxy Statement”);

(2)	☐ FOR	or	☐ WITHHOLD

with respect to the appointment of auditors of the Company proposed for appointment in the Proxy Circular and Proxy Statement.

This instrument of proxy confers discretionary authority upon the person named herein to vote on any amendments to or variations of the matters identified in the Notice of the Meeting dated April 18, 2008 and furnished in connection with the Meeting (the “Notice of Meeting”) and on other matters, if any, which may properly be brought before the Meeting or any adjournment or postponement thereof. The solicitation of proxies is being made by and on behalf of management and the board of directors of the Company.

Notes

1.	The shares represented by this instrument of proxy will be voted FOR the motions proposed to be made at the meeting as proposed by management and the board of directors and described in the Proxy Circular and Proxy Statement unless the shareholder has specified that his or her vote be withheld or against, as applicable, from voting in respect of such matters.

2.	The persons named in this instrument of proxy are directors or officers of the Company. A shareholder has the right to appoint another person as a proxy (who need not be a shareholder) to attend and act on such shareholder’s behalf at the Meeting other than the nominees designated herein. To exercise this right the shareholder may insert the name of the desired person in the blank space provided herein or may submit another proper instrument of proxy and, in either case, deliver or mail the completed instrument of proxy to the registrar and transfer agent of the Company, being CIBC Mellon Trust Company, in person at 320 Bay Street, Ground Floor, Toronto, Ontario M5H 4A6, by mail at P.O. Box 721, Agincourt, Ontario M1S 0A1 or by facsimile (416) 368-2502, no later than 48 hours prior to the meeting.

3.	This instrument of proxy, when properly executed, confers discretionary authority with respect to amendments or variations to matters identified in the Notice of Meeting, and to other matters that may properly come before the Meeting. At the time of printing this instrument of proxy, the Company knows of no other matters to come before the Meeting.

4.	Reference is made to the Proxy Circular and Proxy Statement for further information regarding completion and use of this instrument of proxy and other information pertaining to the Meeting. The undersigned hereby ratifies and confirms all that the said proxy may do by virtue hereof, granting to the said proxy full power and authority to act for and in the name of the undersigned at the Meeting or Meetings and hereby revokes any proxy or proxies heretofore given to vote, and or act with respect to the said shares.

5.	The undersigned hereby acknowledges receipt of the Notice of Meeting and of the Proxy Circular and Proxy Statement furnished herewith.

6.	This instrument of proxy ceases to be valid one year from its date.

7.	If your address as shown on the enclosed label in incorrect, please give your correct address when returning this instrument of proxy.

Dated , 2008.
Name of Shareholder
(Please print)

Signature of
Shareholder

Number of Common Shares
Represented by this
instrument of Proxy

This instrument of proxy should be dated and signed by the shareholder or the proper officer or officers of a corporate shareholder or his, her or its attorney authorized in writing. If no date is inserted, this form of proxy shall be deemed to bear the date on which it is mailed to the shareholder.